UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 TO FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

OneMeta Inc.

(Exact name of registrant as specified in its charter)

Nevada	20-5150818
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

450 South 400 East, Suite 200, Bountiful, UT 84010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	775-464-1980

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
None	None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share

(Title of class)

(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Persons who respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

EXPLANATORY NOTE

OneMeta Inc., a Nevada corporation, is filing this registration statement on Form 10 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to provide current public information to the investment community in anticipation of being required to register under Section 12(g) of the Exchange Act in the future, to comply with applicable requirements thereunder.

In this Registration Statement, except where the context suggests otherwise:

●	the terms “we,” “us,” “our,” “OneMeta” and the “Company,” refer to OneMeta Inc.;
●	the term “Board” refers to the OneMeta Inc. Board of Directors;
●	the term “Shareholders” refers to holders of our Shares (as defined herein). The Company has two classes of Shares: Common Stock (the “Shares’) and Series B-1 Convertible Stock; and
●	the term “Bylaws” refers to the Amended and Restated Bylaws of the Company dated as of July 31, 2015.

This Registration Statement does not constitute an offer of securities of OneMeta Inc. or any other entity. Once this Registration Statement has been deemed effective, we will be subject to the requirements of Section 13(a) of the Exchange Act, including the rules and regulations promulgated thereunder, which will require us, among other things, to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this Registration Statement constitute forward-looking statements because they relate to future events or our future performance or financial condition. The forward-looking statements contained in this Registration Statement may include statements as to:

●	our future operating results;
●	our future financial performance, including our revenue, costs of revenue, operating expenses and profitability;
●	our predictions about the development of language translation technology and the related market trends;
●	our ability to raise sufficient capital to execute our product development strategies;
●	our ability to attract and retain customers in all our business segments to purchase our products and services;
●	our current and expected financing arrangements;
●	changes in the general interest rate environment;
●	the adequacy of our cash resources, financing sources and working capital;
●	our contractual arrangements and relationships with third parties;
●	actual and potential conflicts of interest with the Board;
●	the dependence of our future success on the general economy and its effect on the industries in which we develop products;
●	our use of financial leverage; and
●	the ability of the Board to attract and retain highly talented professionals.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this Registration Statement. In addition, words such as “anticipate,” “believe,” “expect” and “intend” indicate a forward-looking statement, although not all forward-looking statements include these words. The forward-looking statements contained in this Registration Statement involve risks and uncertainties. Our actual results could differ materially from those implied or expressed in the forward-looking statements for any reason, including the factors set forth in “Item 1A. Risk Factors” and elsewhere in this Registration Statement. Other factors that could cause actual results to differ materially include:

●	changes in the economy; and
●	risks associated with possible disruption in our operations or the economy generally due to terrorism, natural disasters, epidemics or other events having a broad impact on the economy.

Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this Registration Statement should not be regarded as a representation by us that our plans and objectives will be achieved. These forward-looking statements apply only as of the date of this Registration Statement. Moreover, we assume no duty and do not undertake to update the forward-looking statements.

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ITEM 1.	BUSINESS

General Development of Business

OneMeta was originally incorporated as Promotions on Wheels Holdings, Inc., a Nevada corporation, on July 3, 2006. On December 26, 2008, the name of the Company was changed to Blindspot Alert, Inc. On September 11, 2009, the Company’s name was changed to WebSafety, Inc. On March 23, 2021, the Company’s name was changed to VeriDetx Corp. On June 8, 2021, the Company’s name was changed to WebSafety, Inc. On July 10, 2022, the Company’s name was changed to OneMeta AI. On June 20, 2023, the Company’s name was changed to OneMeta Inc.

At the time of its initial formation in 2006, the Company was a development stage company that offered live promotions and marketing events using custom-built mobile displays.

Today, the Company is developing a stack of cutting-edge artificial intelligence technologies that solve everyday problems with an innovative and pragmatic approach. Using natural language processing sentiment analytics and behavioral prediction to metaverse enhancement, the Company is attempting to solve problems that will elevate our human condition.

The Company has recently launched two products: Verbum, which is a platform that enables fluent and effective communication among individuals that do not speak a similar language; and Verbum SDK. Verbum SDK is a software development kit that allows developers to create multi-language translation tools for their own use.

There is no guarantee that we will achieve our business objectives. See “Item 1A. Risk Factors” and “Item 7. Certain Relationships and Related Transactions, and Director Independence – Potential Conflicts of Interest” of this Registration Statement for additional details on the risks associated with a purchase of our Shares.

The Company

We were formed as a Nevada corporation on July 3, 2006, under the name Promotions on Wheels Holdings, Inc. Promotions on Wheels Holdings was a development stage company that offered live promotions and marketing events using custom-built mobile displays. This business was discontinued and the Company next developed two mobile apps and changed its name to WebSafety, Inc. WebSafety Inc.’s first app allowed parents to monitor questionable and potentially harmful content or a direct predatory exchange on their child’s mobile device. The second app disabled a mobile device from texting and other distracted driving habits while driving. These apps were discontinued in May of 2023 so the Company could focus on its current product development. Our principal office is located at 450 South 400 East, Suite 200, Bountiful, Utah 84010.

The Company’s internet address is www.onemeta.ai.

On August 1, 2022, the Company acquired Metalanguage Corp. Metalanguage Corp. was solely owned by Saul Leal, who has become the Company’s CEO. Metalanguage Corp. owned certain intellectual property regarding the use of artificial language for the translation and transcription of foreign languages. This intellectual property became the basis of the Company’s Verbum and Verbum SDK products (discussed in detail below). The Company issued shares of Series B-1 Convertible Preferred stock and common stock to Mr. Leal in exchange for all of the stock of Metalanguage Corp (the “Acquisition”). Upon completion of the Acquisition, Mr. Leal became the CEO of the Company and became a direction on the Company’s board of directors. See footnote 4 to the Company’s financial statements.

OneMeta’s proprietary artificial intelligence and machine learning architecture allow the spoken and written word to be translated and transcribed in approximately one second across multiple languages. The Company currently has two finished products that are currently marketed: Verbum and Verbum SDK. Verbum is a platform that enables fluent and effective communication among individuals that do not speak a similar language. Verbum SDK is a software development kit that allows developers to create multi-language translation tools for their own use.

The Company’s current products described in detail below have proprietary technology and associated patents. The Company is currently working on patents for future product offerings.

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●	Verbum. Verbum supports near-real time web-based conversations, discussions, meetings, and online chats in 112 languages and 40 dialects, enabling fluent and effective communication among individuals that do not speak a similar language. This product is distributed through the Company’s online platform, direct sales to businesses and organizations, and the Company is attempting to develop partnerships with existing video conferencing providers. The competitive position is against other video conferencing providers that also offer live interpretation services, such as Microsoft Teams, Zoom and Google Meet. The Company believes its main competitors are organizations that supply human interpreters which can be 10X times more expensive than the Company’s Verbum product. The primary market for the Company’s Verbum product would be any organization or individual that requires real-time interpretation services.

●	Verbum SDK. Verbum Software Developer Kit allows software programmers, potential channel partners, and corporate development teams to integrate the Company’s powerful multilingual communications platform Verbum™ — into new or existing Software-as-a-Service applications and/or client/server programs, helping them remove communications barriers for multinational organizations and/or those serving customers who speak/read different languages. This product may be distributed through partnerships with software developers or through direct sales to businesses and organizations that require interpretation services for their software. The competitive position would be against other software development kit providers that also offer interpretation services, such as Microsoft Azure or Amazon Translate. The market for this product would be software developers and businesses that require interpretation services for their software applications.

The following chart provides information regarding the patents and trademarks of the Company:

Patents

Case No.	Title of Invention:	Country:	Status:	Application No.	Filing Date:	Patent No:	Date Issued:	Publication Number:	Published Date:
1META.055PR	SYSTEMS AND METHODS FOR RAPID MULTI-USER TEXT, SPEECH, AND TRANSLATION	US	Pending	63/374220	8/31/2022
1META.055PR2	SYSTEMS AND METHODS FOR RAPID MULTI USER TEXT, SPEECH, AND TRANSLATION	US	Pending	63/429505	12/1/2022
1META.055PR3	SYSTEMS AND METHODS FOR RAPID MULTI-USER TEXT, SPEECH, AND TRANSLATION	US	Pending	63/498261	4/25/2023
1META.055PR4	SYSTEMS AND METHODS FOR RAPID MULTI-USER TEXT, SPEECH, AND TRANSLATION	US	Pending	63/499696	5/2/2023
WEBS.001A	METHOD OF INHIBITING FUNCTIONS OF A MOBILE COMMUNICATIONS DEVICE	US	Issued	12/506045	7/20/2009	8380176	2/19/2013	2010/0035588 A1	2/11/2010
WEBS.001C1	METHOD OF INHIBITING FUNCTIONS OF A MOBILE COMMUNICATIONS DEVICE	US	Issued	13/757141	2/1/2013	8744417	6/3/2014	2013/0210413 A1	8/15/2013
WEBS.001C2	SAFETY OF A MOBILE COMMUNICATIONS DEVICE	US	Issued	14/291407	5/30/2014	9661469	5/23/2017	2015/0111555 A1	4/23/2015
WEBS.001C3	SAFETY OF A MOBILE COMMUNICATIONS DEVICE	US	Issued	15/601592	5/22/2017	9986385	5/29/2018	2018/0077531 A1	3/15/2018
WEBS.004A	DEVICES AND METHODS FOR IMPROVING WEB SAFETY AND DETERRENCE OF CYBERBULLYING	US	Issued	14/576065	12/18/2014	9485206	11/1/2016	2015/0180746 A1	6/25/2015
WEBS.004DA	DISPLAY SCREEN OR PORTION THEREOF WITH GRAPHICAL USER INTERFACE	US	Issued	29/504071	10/1/2014	D792421	7/18/2017
WEBS.004MX	DEVICES AND METHODS FOR IMPROVING WEB SAFETY AND DETERRENCE OF CYBERBULLYING	MX	Issued	MX/a/2016/008094	6/17/2016	362735	2/6/2019

WEBS.004PH	DEVICES AND METHODS FOR IMPROVING WEB SAFETY AND DETERRENCE OF CYBERBULLYING	PH	Issued	1-2016-501195	6/17/2016	1-2016-501195	5/30/2018		6/25/2015

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Trademarks

Case No.	Trademark Name:	Country:	Status:	Application No.	Filing Date:	Reg No:	Reg Date:	Class:	Published On:
1META.002T	ONEMETA	US	Pending	97/732496	12/27/2022			38 Int., 41 Int., 42 Int.
1META.003T	VERBUM	US	Pending	97/732499	12/27/2022			38 Int., 41 Int., 42 Int.
WEBS.023T	WEBSAFETY ! (Stylized and/or with Design)	US	Registered	86/315697	6/20/2014	10/27/2015	4842244	09 Int.	6/23/2015
WEBS.022T	! (Stylized and/or Design)	US	Registered	86/315659	6/20/2014	5/5/2015	4733214	09 Int.	11/11/2014
WEBS.049T	DRIVESAFETY! (stylized and/or design)	US	Registered	88/639949	10/2/2019	4/20/2021	6329740	09 Int.	8/18/2020

Our business objective is to help organizations throughout the world to achieve their full potential via artificial intelligence by eliminating language barriers in daily communications by providing high-quality, accurate, and efficient translation and transcription services using natural language processing (NLP) technology. The Company’s focus is on developing a proprietary architecture that is faster and more accurate than any other technology with a commitment to providing superior quality services to their customers.

Currently, the Company has six (6) full-time employees and one (1) party-time employee. The Company currently has twenty-one independent contractors. The number of employees will increase through time and natural sales growth.

We intend to operate our business in a manner permitting us to maintain an exclusion from registration under the Investment Company Act of 1940, as amended (the “Investment Company Act”). See “Item 1A. Risk Factors—Risks Related to Our Structure.” We would not be able to operate our business according to our business plans if we are required to register as an investment company under the Investment Company Act.

We intend to operate our business in a manner permitting us to maintain an exclusion from registration under the Investment Company Act of 1940, as amended (the “Investment Company Act”). See “Item 1A. Risk Factors—Risks Related to Our Structure.” We would not be able to operate our business according to our business plans if we are required to register as an investment company under the Investment Company Act.

Our Board of Directors

Rowland W. Day II is a corporate securities lawyer and has practiced law since 1983. Mr. Day has been a director of TechTeam Global, Inc, (NASDAQ symbol: TEAM), RE3W WorldWide, Inc., Restaurants on the Run, HDL Communications, and Bikers Dream. Mr. Day was a General Partner of FarWest Ventures, a venture capital firm from 1990-1994.

Saul I. Leal joined the Company in August 2022. He has 22 years of relevant experience. Mr. Leal holds a degree in Systems Engineering from Military University UNEFA in Venezuela, a Master’s degree in Business from The Marriott School of Business, cum laude, Executive Education in Marketing from the Kellogg School of Management, and Advance Statistics Executive Education from Stanford University.

Reporting Obligations

We will file our annual reports containing audited financial statements, quarterly reports, and such other periodic reports as we determine to be appropriate or as may be required by law. We are filing this Registration Statement with the SEC under the Exchange Act to provide current public information to the investment community in anticipation of being required to register under Section 12(g) of the Exchange Act in the future, to comply with applicable requirements thereunder.

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ITEM 1A.	RISK FACTORS

A purchase of the Company’s Shares involves a high degree of risk and is suitable only for sophisticated individuals and institutions for whom a purchase of the Company’s Shares does not represent a complete investment program and who fully understands and are capable of bearing the risks associated with a purchase of the Company’s Shares. There can be no assurance that the business objectives of the Company will be achieved or that a Shareholder will receive a return of its capital. In addition, there will be occasions when the Board will encounter potential conflicts of interest in connection with the Company, as described below under “Item 7. Certain Relationships and Related Transactions, and Director Independence – Potential Conflicts of Interest.” The following discussion enumerates certain risk factors and should be carefully evaluated before making a purchase of the Company’s Shares. This summary does not purport to be a complete discussion of all of the risks and other factors and considerations which relate to or might arise from investing in the Company and/or a purchase of the Company’s Shares.

Risks Related to Liquidity, the Company’s Business and Industry

If we are unable to attract and retain key management, specific personnel and advisors, we may not achieve our business objectives.

Our success depends on the availability and contribution of members of our senior management team. The loss of services of any of these individuals could delay, reduce or prevent our language translation software development and other business objectives. Furthermore, recruiting and retaining qualified personnel to perform language translation software development work will be critical to our success. We may be unable to attract and retain these individuals, and our failure to do so could materially adversely affect our business and financial condition.

The development of our technology, products, and services are highly competitive.

We face competition with respect to any products we may seek to develop or commercialize in the future. Our competitors include major companies worldwide. Many of our competitors have significantly greater financial, technical and human resources than we have and may be more capable and better equipped than us to develop and commercialize products/services. These competitors also compete with us in recruiting and retaining qualified personnel and acquiring technologies. Smaller or early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. Accordingly, our competitors may commercialize products more rapidly or effectively than we are able to do so, which would adversely affect our competitive position and the likelihood that our products/services will achieve initial market acceptance and our ability to generate meaningful additional revenues from our products.

From time to time, third parties may claim that one or more of our products or services infringe their intellectual property rights.

Any dispute or litigation regarding patents or other intellectual property could be costly and time consuming due to the uncertainty of intellectual property litigation and could divert our management and key personnel from our business operations. A claim of intellectual property infringement could force us to enter into a costly or restrictive license agreement, which might not be available under acceptable terms or could require us to redesign our products, which would be costly and time-consuming, and/or could subject us to an injunction against development and sale of our products or services. We may have to pay substantial damages, including damages for past infringement if it is ultimately determined that our products infringe on a third party’s proprietary rights. Even if these claims are without merit, defending a lawsuit takes significant time, may be expensive and may divert management’s attention from other business concerns. Any public announcements related to litigation or interference proceedings initiated or threatened against us could cause our business to be harmed. Our intellectual property portfolio may not be useful in asserting a counterclaim, or negotiating a license, in response to a claim of intellectual property infringement.

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The Company’s business operations may be materially adversely affected by a pandemic such as the Coronavirus (COVID-19) outbreak.

In December 2019, a novel strain of coronavirus was reported to have surfaced in Wuhan, China, which spread throughout other parts of the world, including the United States. On January 30, 2020, the World Health Organization declared the outbreak of the coronavirus disease (COVID-19) a “Public Health Emergency of International Concern.” On January 31, 2020, U.S. Health and Human Services Secretary Alex M. Azar II declared a public health emergency for the United States to aid the U.S. healthcare community in responding to COVID-19, and on March 11, 2020 the World Health Organization characterized the outbreak as a “pandemic.” COVID-19 resulted in a widespread health crisis that adversely affected the economies and financial markets worldwide. The Company’s business could be materially and adversely affected. The extent to which COVID-19 impacts the Company’s business will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact. If the disruptions posed by COVID-19 or other matters of global concern continue for an extended amount of time, the Company’s operations may be materially adversely affected.

New product development involves a lengthy, expensive and complex process.

We may be unable to develop or commercialize any new products. There can be no assurance that our technologies will be capable of developing and commercializing products at all. New product development involves a lengthy, expensive, and complex process.

We will continue to require additional capital for the foreseeable future. If we are unable to raise additional capital when needed, we may be forced to delay, reduce, or eliminate our product development efforts.

We expect to continue to incur significant operating expenses in connection with our ongoing activities, including conducting product development. Our ongoing future capital requirements will depend on numerous factors, including:

●	the scope, prioritization and number of product development projects we pursue;
●	the costs for preparing, filing, prosecuting, maintaining and enforcing our intellectual property rights and defending intellectual property-related claims;
●	the extent to which we acquire or in-license other products and technologies;
●	our ability to establish strategic collaborations and licensing or other arrangements on terms favorable to us; and
●	competing technological and market developments.

We are increasingly dependent on information technology systems to operate our business and a cyber-attack or other breach of our systems, or those of third parties on whom we may rely, could subject us to liability or interrupt the operating of our business.

We are increasingly dependent on information technology systems to operate our business. A breakdown, invasion, corruption, destruction, or interruption of critical information technology systems by employees, or others with authorized access to our systems or unauthorized persons could negatively impact operations. In the ordinary course of business, we collect, store and transmit confidential information and it is critical that we do so in a secure manner to maintain the confidentiality and integrity of such information. Additionally, we outsource certain elements of our information technology systems to third parties. As a result of this outsourcing, our third-party vendors may or could have access to our confidential information making such systems vulnerable. Data breaches of our information technology systems, or those of our third-party vendors, may pose a risk that sensitive data may be exposed to unauthorized persons or to the public. While we believe that we have taken appropriate security measures to protect our data and information technology systems and have been informed by our third-party vendors that they have as well, there can be no assurance that our efforts will prevent breakdowns or breaches in our systems, or those of our third-party vendors. Any breakdown or breach will materially adversely affect our business and financial condition.

We may rely on technology solution partners for the development and deployment of our artificial intelligence technology.

Our partners may experience technical, financial, operational, or security issues that reduce or eliminate their ability to support the Company. This could prevent the Company from generating revenue and eliminate our ability to operate.

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In addition to the risks listed above, businesses are often subject to risks not foreseen or fully appreciated by management. It is not possible to foresee all risks that may affect us. Moreover, the Company cannot predict whether the Company will successfully effectuate and implement the Company’s current business plan.

Risks Related to Intellectual Property Rights

We rely on various intellectual property rights, including trademarks, copyrights, patents and licenses in order to operate our business.

Our intellectual property rights may not be sufficiently broad or otherwise may not provide us a significant competitive advantage. In addition, the steps that we have taken to maintain and protect our intellectual property may not prevent it from being challenged, invalidated, circumvented or designed-around, particularly in countries where intellectual property rights are not highly developed or protected. In some circumstances, enforcement may not be available to us because an infringer has a dominant intellectual property position or for other business reasons, or countries may require compulsory licensing of our intellectual property. Our failure to obtain or maintain intellectual property rights that convey competitive advantage, adequately protect our intellectual property or detect or prevent circumvention or unauthorized use of such property, could adversely impact our competitive position and results of operations. We also rely on nondisclosure and noncompetition agreements with employees, consultants, and other parties to protect, trade secrets and other proprietary rights. There can be no assurance that these agreements will adequately protect our trade secrets and other proprietary rights and will not be breached. There can be no assurance that we will have adequate remedies for any breach or that others will not independently develop substantially equivalent or better proprietary information or that third parties will not gain access to our trade secrets or other proprietary rights.

As we expand our business, protecting our intellectual property will become increasingly important. The protective steps we have taken may be inadequate to deter our competitors from using our proprietary information. In order to protect or enforce our patent rights, we may be required to initiate litigation against third parties, such as infringement lawsuits. Also, these third parties may assert claims against us with or without provocation. These lawsuits could be expensive, take significant time and could divert management’s attention from other business concerns. The law relating to the scope and validity of claims in the technology field in which we operate is still evolving and, consequently, intellectual property positions in our industry are generally uncertain. We cannot assure you that we will prevail in any of these potential suits or that the damages or other remedies awarded, if any, would be commercially valuable.

The Company could be negatively impacted if found to have infringed on intellectual property rights.

Technology companies, including many of the Company’s competitors, frequently being litigation based on allegations of patent infringement or other violations of intellectual property rights. In addition, patent holding companies seek to monetize patents they have purchased or otherwise obtained. As the Company grows, the intellectual property rights claims against it will likely increase. The Company intends to vigorously defend infringement actions in court and before the U.S. International Trade Commission. The plaintiffs in these actions frequently seek injunctions and substantial damages. Regardless of the scope or validity of such patents or other intellectual property rights, or the merits of any claims by potential or actual litigants, which may cause the Company to engage in protracted litigation. If the Company is found to infringe one or more patents or other intellectual property rights, regardless of whether it can develop non-infringing technology, it may be required to pay substantial damages or royalties to a third-party, or it may be subject to a temporary or permanent injunction prohibiting the Company from marketing or selling certain products. In certain cases, the Company may consider the desirability of entering into licensing agreements, although no assurance can be given that such licenses can be obtained on acceptable terms or that litigation will not occur. These licenses may also significantly increase the Company’s operating expenses. Regardless of the merit of any claims, litigation may be expensive, time-consuming, disruptive to the Company’s operations and distracting to management. In recognition of these considerations, the Company may enter into arrangements to settle litigation. If one or more legal matters were resolved against the Company’s consolidated financial statements, the financial reporting period could be materially adversely affected. Further, such an outcome could result in significant compensatory, punitive, or trebled monetary damages, disgorgement of revenue or profits, remedial corporate measures or injunctive relief against the Company that could adversely affect its financial condition and results of operations.

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We rely heavily on our technology and intellectual property, but we may be unable to adequately or cost-effectively protect or enforce our intellectual property rights, thereby weakening our competitive position and increasing operating costs.

To protect our rights in our services and technology, we rely on a combination of copyright and trademark laws, patents, trade secrets, confidentiality agreements and protective contractual provisions. We also rely on laws pertaining to trademarks and domain names to protect the value of our corporate brands and reputation. Despite our efforts to protect our proprietary rights, unauthorized parties may copy aspects of our services or technology, obtain and use information, marks, or technology that we regard as proprietary, or otherwise violate or infringe our intellectual property rights. In addition, it is possible that others could independently develop substantially equivalent intellectual property. If we do not effectively protect our intellectual property, or if others independently develop substantially equivalent intellectual property, our competitive position could be weakened.

Effectively policing the unauthorized use of our services and technology is time-consuming and costly, and the steps taken by us may not prevent misappropriation of our technology or other proprietary assets. The efforts we have taken to protect our proprietary rights may not be sufficient or effective, and unauthorized parties may copy aspects of our services, use similar marks or domain names, or obtain and use information, marks, or technology that we regard as proprietary. We may have to litigate to enforce our intellectual property rights, to protect our trade secrets, or to determine the validity and scope of others’ proprietary rights, which are sometimes not clear or may change. Litigation can be time consuming and expensive, and the outcome can be difficult to predict.

We rely on agreements with third parties to provide certain services, goods, technology, and intellectual property rights necessary to enable us to implement some of our applications.

Our ability to implement and provide our applications and services to our clients depends, in part, on services, goods, technology, and intellectual property rights owned or controlled by third parties. These third parties may become unable to or refuse to continue to provide these services, goods, technology, or intellectual property rights on commercially reasonable terms consistent with our business practices, or otherwise discontinue a service important for us to continue to operate our applications. If we fail to replace these services, goods, technologies, or intellectual property rights in a timely manner or on commercially reasonable terms, our operating results and financial condition could be harmed. In addition, we exercise limited control over our third-party vendors, which increases our vulnerability to problems with technology and services those vendors provide. If the services, technology, or intellectual property of third parties were to fail to perform as expected, it could subject us to potential liability, adversely affect our renewal rates, and have an adverse effect on our financial condition and results of operations.

If any third-party owners of intellectual property that we may license in the future do not properly maintain or enforce the patents underlying such licenses, our competitive position and business prospects will be harmed.

We may enter into licenses for third-party intellectual property in the future. Our success will depend in part on the ability of our licensors to obtain, maintain and enforce patent protection for their intellectual property to which we have secured exclusive rights.

If applicable, our licensors may not successfully prosecute the patent applications to which we are licensed. Even if patents issue in respect of any such patent applications, our licensors may fail to maintain the patents, may determine not to pursue litigation against other companies that are infringing the patents, or may pursue such litigation less aggressively than we would. In addition, our licensors may terminate their agreements with us in the event we breach the applicable license agreement and fail to cure the breach within a specified period of time. Without protection for the intellectual property we license, other companies might be able to offer substantially identical products for sale, which could materially adversely affect our competitive business position, business prospects and financial condition.

Because development of our products may incorporate intellectual property of third parties, we may depend on continued access to such intellectual property to conduct and complete our product development. We expect that future licenses would impose, numerous obligations on us. We may be required to reimburse patent costs incurred by the licensor, or we may be obligated to pay additional royalties, at specified rates, based on net sales of programs that incorporate the licensed intellectual property rights. We may also be obligated under some of these agreements to pay a percentage of any future sublicensing revenues that we may receive. Future license agreements may also include payment obligations such as milestone payments or minimum expenditures for research and development. We expect that any future licenses would contain reporting, insurance and indemnification requirements. We are actively reviewing and preparing additional patent applications to expand our patent portfolio, but there can be no assurances that patents related to our existing patent applications or any applications we may file in the future will be issued or that any issued patents will provide meaningful protection for our products, which could materially adversely affect our competitive business position, business prospects and financial condition.

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Confidentiality agreements with employees and others may not adequately prevent disclosure of trade secrets and other proprietary information and may not adequately protect our intellectual property.

We rely on trade secrets to protect our technology, especially where we do not believe patent protection is appropriate or obtainable. However, trade secrets are difficult to protect. To protect our proprietary technology and processes, we also rely in part on confidentiality and intellectual property assignment agreements with our employees, consultants, and other advisors. These agreements may not effectively prevent disclosure of confidential information nor result in the effective assignment to us of intellectual property and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information or other breaches of the agreements. In addition, others may independently discover our trade secrets and proprietary information, and in such case, we could not assert any trade secret rights against such party. Enforcing a claim that a party illegally obtained and is using our trade secrets is difficult, expensive, and time-consuming, and the outcome is unpredictable. In addition, courts outside the U.S. may be less willing to protect trade secrets. Costly and time-consuming litigation could be necessary to seek to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain trade secret protection could materially adversely affect our business and financial condition.

The OTC Markets Group, Inc. has discontinued the display of the Company’s quotes and has labeled the Company’s common stock “Caveat Emptor (Buyer Beware).”

On November 2, 2023, the OTC Markets Group placed the Caveat Emptor designation next to the Company’s stock symbol, which advises investors to exercise additional care and perform thorough due diligence before making an investment decision with respect to the Company’s common stock. Due to this Caveat Emptor designation, bid and ask quotations are not displayed on the OTC. Until such time as the Caveat Emptor designation is removed, the Company’s common stock will not be quoted on any listed exchange and our shareholders have no method to buy or sell our common stock on a listed exchange. The Company’s common stock shares are currently unable to be traded and are therefore illiquid. There can be no assurance that we will successfully have the Caveat Emptor designation removed in the near future or at all. Failure to remove the designation will continue to limit the liquidity of our capital stock.

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ITEM 2.	FINANCIAL INFORMATION

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Overview

The Company develops and markets artificial intelligence products that eliminate language barriers in daily communications by providing high-quality, accurate, and efficient interpretation and translation services using natural language processing (NLP) technology. The Company’s focus is on developing a proprietary architecture that is faster and more accurate than any other company, with a commitment to providing superior quality services to its customers. The Company intends to serve a wide variety of markets and customers and is focused on becoming a leader in the creation of products for the interpretation and translation industry.

Basis of Presentation

Our financial statements have been prepared in accordance with U.S. generally accepted accounting principles. The preparation of these financial statements requires us to make estimates, assumptions, and to exercise subjective judgment as to future uncertainties. Our estimates are based on our historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Our financial statements have been prepared using the accounting and reporting guidance in Accounting Standards Codification Topic 946, Financial Services—Investment Companies, or ASC Topic 946.

Revenue Recognition

The Company recognizes revenue in accordance with ASC Topic 606, Revenue From Contracts With Customers, which was adopted on January 1, 2018 using the modified retrospective method, with no impact to the Company’s comparative financial statements. Revenues are recognized when control of the promised goods or services is transferred to the customer in an amount that reflects the consideration the Company expects to be entitled to in exchange for transferring those goods or services. Revenue is recognized based on the following five step model:

●	Identification of the contract with a customer
●	Identification of the performance obligations in the contract
●	Determination of the transaction price
●	Allocation of the transaction price to the performance obligations in the contract
●	Recognition of revenue when, or as, the Company satisfies a performance obligation

We enter into revenue arrangements in which a customer may purchase a combination of subscriptions, consulting services, training and education. Fully hosted subscription services (“SaaS”) allow customers to access hosted software during the contractual term without taking possession of the software.

We recognize revenue ratably over the contractual service term for hosted services that are priced based on a committed number of transactions where the delivery and consumption of the benefit of the services occur evenly over time, beginning on the date the services associated with the committed transactions are first made available to the customer and continuing through the end of the contractual service term. Over-usage fees and fees based on the actual number of transactions are billed in accordance with contract terms as these fees are incurred and are included in the transaction price of an arrangement as variable consideration. Revenue based on per-minute or per-word basis, where invoicing is aligned to the pattern of performance, customer benefit and consumption, are typically accounted for utilizing the “as-invoiced” practical expedient. Revenue for subscriptions sold as a fee per period is recognized ratably over the contractual term as the customer simultaneously receives and consumes the benefit of the underlying service.

Licenses for software may be purchased as a subscription for a fixed period of time or based on usage. Revenue from licenses is recognized at the point in time the software is available to the customer, provided all other revenue recognition criteria are met, and classified as revenue on our Statements of Operations. Our interpretation or translation services fees are based on a per-minute or per-word basis, are typically accounted for utilizing the “as-invoiced” practical expedient.

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Our services are comprised primarily of fees related to training, and education for certain licenses that are recognized at a point in time. Training and education revenues are recognized as the services are performed.

Disaggregation of Revenues

The Company disaggregates revenue between subscription and license revenue and training and education revenue.

	Six Months Ended June 30, 2023	December 31, 2022	December 31, 2021
Subscription and license revenue	$41,287	$1,295	$4,265
Training and education	6,675	-	-
Total revenue	$47,962	$1,295	$4,265

Deferred Revenue

Deferred revenue includes service and support contracts and represents the undelivered performance obligation of agreements that are typically for one year or less. As of December 31, 2022 and 2021, deferred revenue was $0. As of June 30, 2023, deferred revenue was $0.

Expenses

●	Research and Development: Developing and maintaining the proprietary NLP technology and architecture will be a significant future expense for the Company. This will include expenses related to hiring and retaining top talent, conducting research and development, and investing in technology infrastructure and equipment.

●	Salaries and Benefits: The Company will invest in hiring and retaining additional employees to perform various functions, such as software development, customer support, sales, and administration. This will include salaries, benefits, and other employee-related expenses.

●	Infrastructure and Equipment: The Company will invest in technology infrastructure and equipment to support its software development and distribution operations. This will include expenses related to servers, software licenses, hardware, and office equipment.

●	Professional Services: Depending on the Company’s needs, it may need to engage professional services such as legal, accounting, or consulting services, which would be an expense for the Company.

●	Distribution and Delivery: The Company will need to invest in distribution and delivery methods for its products, such as software updates, shipping, or online delivery. This will include expenses related to logistics, software licensing, or server maintenance.

The Company will bear all expenses of its operations, including, without limitation, expenses incurred by the Company, as well as all fees, costs and expenses fairly allocable to the Company, including: (a) fees, costs and expenses of outside counsel, accountants, auditors, consultants, administrators, depositaries and other similar outside advisors and service providers with respect to the Company and its business or operations; (b) any taxes, fees or other governmental charges levied against the Company or on its income or assets or in connection with its business or operations, and preparation expense in connection with such governmental charges or to otherwise comply with applicable tax reporting obligations or any legal implementation of such regimes, but excluding any amounts to the extent that the Company has been reimbursed therefore; (c) fees, costs and expenses incurred in connection with any audit, examination, investigation or other proceeding by any taxing authority or incurred in connection with any governmental inquiry, investigation or proceeding, in each case, involving or otherwise applicable to the Company, including the amount of any judgments, settlements, remediation or fines paid in connection therewith; (d) the portion fairly allocable to the Company of fees, costs and expenses incurred in connection with legal, regulatory and tax services provided on behalf of the Company and compliance with U.S. federal, state or local law or other non-U.S. law or other law and regulation relating to the Company’s activities, reports, filings, disclosures and notices prepared in connection with the laws and/or regulations of jurisdictions in which the Company engages in activities; (e) fees, costs and expense related to the offing of shares (including expense associated with updating the offering materials, expenses associated with printing such materials, expenses associated with subscriptions and redemptions, and travel expenses relating to the ongoing offing of shares) or a transfer of Shares or repurchase (but only to the extent not paid or otherwise borne by the transferring shareholder and/or assignee of the transferring shareholder, as appliable); (f) fees, costs and expense incurred in connection with any amendments, restatements or other modifications to, and compliance with this Registration Statement, the Bylaws, any other constituent or related documents of the Company, including the solicitation of any consent, waiver or similar acknowledgment from the Shareholders or preparation of other materials in connection with compliance (or monitoring compliance) with such documents; (g) fees, costs and expenses related to procuring, developing, implementing or maintaining information technology, data subscriptions and license-based services, product development materials, equipment and services, computer software or hardware and electronic equipment used in connection with providing services to the Company in connection with obtaining and performing research related to potential or actual product development; (h) fees, costs and expenses incurred in connection with the dissolution and liquidation of the Company; and (i) all other costs and expenses of the Company and its affiliates in connection with the business or operation of the Company.

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The Company will bear any extraordinary expenses it may incur, including any litigation expenses.

Results of Operations for Three Months Ended June 30, 2023 and 2022

Revenues

Our revenue for the three months ended June 30, 2023, was $44,802 compared to $301 for three months ended June 30, 2022, an increase of $44,501. The increase from June 2022 was primarily attributable to us commencing operations of our translation and transcription products in 2023.

Operating Expenses

Our total operating expenses for the three months ended June 30, 2023, was $3,528,829, compared to $126,974 for three months ended June 30, 2022, an increase of $3,401,855. The increase in our operating expenses was primarily a result of an increase in (i) research and development expenses, from $45,000 for three months ended June 30, 2022 and $191,472 for three months ended June 30, 2023, (ii) general and administrative expenses, from $70,662 for three months ended June 30, 2022 and $3,210,847 for three months ended June 30, 2023, and (iii) advertising and marketing expenses, from nil for three months ended June 30, 2022 and $29,178 for three months ended June 30, 2023, each of which were connected to the Acquisition of Metalanguage Corp. and the development and marketing of translation and transcription products following the Acquisition.

Other Expense

We had total other expenses of $10,581 for the three months ended June 30, 2023 as compared to $8,026 for the three months ended June 30, 2022. The increase was primarily attributable to increased interest expense in 2023.

Net Loss

As a result of the foregoing factors, we had a net loss of $3,494,608 for the three months ended June 30, 2023, and a net loss of $134,699 for the three months ended June 30, 2022.

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Results of Operations for Six Months Ended June 30, 2023 and 2022

Revenues

Our revenue for the six months ended June 30, 2023, was $47,962 compared to $1,101 for six months ended June 30, 2022, an increase of $46,861. The increase from June 2022 was primarily attributable to us commencing operations of our translation and transcription products in the first half of 2023.

Operating Expenses

Our total operating expenses for the six months ended June 30, 2023, was $4,064,511, compared to $516,365 for six months ended June 30, 2022, an increase of $3,458,146. The increase in our operating expenses was primarily a result of an increase in (i) research and development expenses, from $45,000 for six months ended June 30, 2022 and $336,504 for six months ended June 30, 2023, (ii) general and administrative expenses, from $245,862 for six months ended June 30, 2022 and $3,516,306 for six months ended June 30, 2023, and (iii) advertising and marketing expenses, from nil for six months ended June 30, 2022 and $89,785 for six months ended June 30, 2023, each of which were connected to the Acquisition of Metalanguage Corp. and the development and marketing of translation and transcription products following the Acquisition.

Other Expense

We had total other expenses of $20,472 for the six months ended June 30, 2023 as compared to $15,236 for the six months ended June 30, 2022. The increase was primarily attributable to increased interest expense in 2023.

Net Loss

As a result of the foregoing factors, we had a net loss of $4,037,021 for the six months ended June 30, 2023, and a net loss of $530,500 for the six months ended June 30, 2022.

Results of Operations for the Years Ended December 31, 2022 and 2021

Revenue

Our revenue for the year ended December 31, 2022 was $1,295, which was relatively stable compared to revenue of $4,265 for the year ended December 31, 2021. We did not generate significant revenue during the periods due to not having a product portfolio prior to the Acquisition (which was completed in August 2022) and our translation and transcription products being in the developmental phase during the second half of 2022.

Operating Expenses

Our total operating expenses for the year ended December 31, 2022 were $1,311,499, compared to $350,981 for the year ended December 31, 2021, an increase of $960,518. The increase in our operating expenses was primarily a result of an increase in (i) legal and professional expenses, from $135,450 for 2021 to $434,499 for 2022, an increase of $299,049, (ii) general and administrative expenses, from $402,048 for 2021 to $669,550 for 2022, an increase of $267,502, (iii) a gain on settlement of accounts payable from 2021 of $252,886 which was not replicated in 2022, and (iv) an increase in research and development expenses, from nil in 2021 to $157,650 in 2022, each of which were connected to the Acquisition of Metalanguage Corp. and the development and marketing of translation and transcription products following the Acquisition.

Other Expense

We had total other expense of $33,368 in 2022 as compared to $563,916 in 2021. The decrease from 2021 was primarily attributable to loss on conversion of debt of $514,330 in 2021, attributable to debt modifications connected to certain convertible note conversions in 2021.

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Net Loss

As a result of the foregoing factors, we had a net loss of $910,632 for the year ended December 31, 2021, and a net loss of $1,343,572 for the year ended December 31, 2022.

Liquidity and Capital Resources

As of June 30, 2023, we had $623,078 of cash, liabilities of $1,077,681, and an accumulated deficit of $31,798,754.

As of December 31, 2022, we had $400,703 of cash, liabilities of $1,042,308, and an accumulated deficit of $27,761,733.

As of December 31, 2021, we had $7,347 of cash, liabilities of $739,616, and an accumulated deficit of $26,418,161.

Since April of 2021, the Company has primarily relied on the sale of common stock to finance its operations. Prior to April of 2021, Mr. Day was the major source of capital by loaning the capital necessary for the Company’s operations.

The primary source of capital since April of 2021 has been from sales of common stock. The uses have been for working capital in order to develop and market the Company’s applications in 2021 until September of 2022. After September of 2022 the primary use has been the development of the Company’s artificial intelligence software.

Based on the Company’s current available capital resources, we anticipate that the Company will be able to conduct its planned operations until approximately November 31, 2023.

The Company anticipates that it will need approximately $1,500,000 over the next 12 months to continue the development and marketing of its products. The Company will continue to sell its common stock to pay for its products research and development, marketing, operations, and general and administrative expenses. There is no guarantee that the Company will be able to continue to sell its common stock to finance its operations.

The Company is not able to ascertain its cash needs for longer than 12 months. If the Company is not able to develop and market its products successfully within the next 12 months, it is highly unlikely that the Company will be able to continue to sell any common stock in order to finance its operations.

The Company doesn’t have any plans to repurchase any of its equity or debt.

Cash Flow

Comparison of the six months ended June 30, 2023 and the six months ended June 30, 2022

	Six months ended June 30, 2023	Six months ended June 30, 2022
Cash flows used in operating activities	$(960,625)	$(168,652)

Cash flows used in investing activities	-	-

Cash flows provided by financing activities	$1,183,000	$185,001

Net change in cash	$222,375	$16,349

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Cash Flows Used in Operating Activities

Cash flows used in operating activities was $960,625 for six months ended June 30, 2023 compared to $168,652 for six months ended June 30, 2022, an increase of $791,973. The increased funds used in operating activities was primarily due to our net loss, as we expanded operations following the Acquisition.

Cash Flows From Investing Activities

Cash flows used in investing activities was nil for six months ended June 30, 2023 and June 30, 2022.

Cash Flows from Financing Activities

Cash flows provided by financing activities was $1,183,000 for six months ended June 30, 2023 compared to $185,001 for six months ended June 30, 2022. The change was attributable to our increase in sales of our common stock in between June 2022 and June 2023.

Comparison of the Year Ended December 31, 2022 to the Year Ended December 31, 2021

The following table sets forth the primary sources and uses of cash for the periods presented below:

	Years Ended
	December 31,	December 31,
	2022	2021
Net cash used in operating activities	$(722,145)	$(316,649)

Net cash used in investing activities	(210,000)	-

Net cash provided by financing activities	$1,325,501	$190,003

Net change in cash	$393,356	$(126,646)

Net Cash Used in Operating Activities

Net cash used in operating activities was $722,145 for 2022 compared to $316,649 for 2021, an increase of $405,496. The increased funds used in operating activities was primarily due to our net loss, as we increased expanded operations following the Acquisition.

Net Cash Used in Investing Activities

Net cash used in investing activities was $210,000 for 2022 as compared to nil for 2021. This was primarily attributable to our purchase of software in the Acquisition in 2022.

Net Cash Provided by Financing Activities

Net cash provided by financing activities was $1,324,501 in 2022 compared to $190,003 in 2021. The change was attributable to our increase in sales of our common stock in 2022.

Off-Balance Sheet Arrangements

We did not have any off-balance sheet arrangements, such as structured finance, special purpose entities, or variable interest entities during the years ended December 31, 2022 and 2021.

Related Parties

See “Item 7. Certain Relationships and Related Transactions, and Director Independence” for a description of certain transactions and relationships with related parties.

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ITEM 3.	PROPERTIES

The Company leases office space in a shared environment in Bountiful, Utah. The lease amount is approximately $1,000 per month.

ITEM 4.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of June 30, 2023, the number of shares of common stock and preferred stock owned of record and beneficially by our executive officers, directors, and persons who beneficially own more than 5% of the outstanding shares of our common stock.

Names of All Officers, Directors, and Control Persons	Affiliation with Company (e.g. Officer Title/Director/Owner of More than 5%)	Residential Address	Number of Shares Owned	Share Type/Class	Ownership Percentage of Class Outstanding
Rowland W. Day, II	President, CFO, and Director	420 South 400 East, Suite 200, Bountiful, UT 84010	2,142,800 Common and 4,309,710 Series B-1 Preferred*	Common and Series B-1 Preferred	7.5% Common and 50% Series B-1 Preferred
Saul Leal	Chief Executive Officer and Director	420 South 400 East, Suite 200, Bountiful, UT 84010	2,142,800 Common And 4,309,710 Series B-1 Preferred of which 1,363,638 Series B-1 Preferred are held in escrow*	Common and Series B-1 Preferred	7.5% Common and 50% Series B-1 Preferred
Nicholson Family Trust***	Owner of More than 5%	36 Palazzo, Newport Beach, CA 92660	167	Series A Preferred**	8.075%
Melinda Owen Bass	Owner of More than 5%	4403 Homewood	667	Series A Preferred**	32.253%
Clayton Walls	Owner of More than 5%	5055 Addison Cir., PH 711, Addison, TX 75001	668	Series A Preferred**	32.302%
Donald Bailey Holmes	Owner of More than 5%	111 Dahlia Pass, Spring Branch, TX 78070	167	Series A Preferred**	8.075%
Gregory K. Bell & Annette Bell JTWROS	Owner of More than 5%	P.O. Box 1886, Forney, TX 75126	134	Series A Preferred**	6.480%
Collective Management Ownership	Officers and Directors	2510 East Sunset Road, Suite 5-837, Las Vegas, NV 89120	4,285,600 Common and 8,619,420 Series B-1 Preferred	Common and Series B-1 Preferred	15.2% Common and 100% Series B-1 Preferred

*Each share of Series B-1 Preferred Stock shall be convertible, at the option of the holder, at a rate of eleven (11) shares of Common Stock for each share of Series B-1 Preferred Stock, and holders of the Series B-1 Preferred Stock shall be entitled to 3.2 times the number of votes on all matters submitted to the shareholders, that is equal to the number of shares of Common Stock into which such holder’s shares of Series B-1 Preferred Stock are convertible.

**Each share of Series A Preferred Stock shall be convertible, at the option of the holder, at a rate of one and one quarter (1 ¼) share of Common Stock for each share of Series A Preferred Stock, and holders of Series A Preferred Stock shall be entitled to votes equal to the number of whole shares of Common Stock into which each share of Series A Preferred Stock could be converted.

***The Nicholson Family Trust was created by Richard and Kim Nicholson. Mr. and Mrs. Nicholson were the victims of a homicide in 2019. Since the date of their deaths, we have been unable to obtain information regarding the identity of the natural person or persons who have voting and dispositive control over the shares held by the Nicholson Family Trust.

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ITEM 5.	DIRECTORS AND EXECUTIVE OFFICERS

The Company’s Board has overall responsibility for the management and supervision of the business operations of the Company. To the extent permitted by applicable law, the Board may delegate any of its rights, power and authority to, among others, the officers of the Company and any committee of the Board. Our Board consists of two members, neither of whom are independent directors, as such term is defined in Section 303A.02 of the New York Stock Exchange Listed Company Manual.

There are no familial relationships among any of our officers or directors. Except as indicated below, neither of our directors is a director in any other reporting companies. None of our officers or directors has been affiliated with any company that has filed for bankruptcy within the last ten years. We are not aware of any proceedings to which any of our officers or directors, or any associate of any such officer or director is a party adverse to us or has a material interest adverse to us. Unless otherwise indicated, there are no arrangements or understandings between any officer and any other person pursuant to which such person was selected as an officer.

Board of Directors and Executive Officers

Information regarding the Board and executive officers are set for the below. Each director will hold office until his or her death, resignation, removal or disqualification. The address for each of our directors is 3401 Hwy 89, Bountiful, Utah 84010. Each officer holds office at the pleasure of the Board until his or her successor is duly appointed and qualified. The Company has not entered into any employment agreement with any executive officer.

Name	Year of Birth	Position	Position Held Since
Non-Independent Directors:
Rowland W. Day II	1955	Director, Chairman of the Board	2013
Saul I. Leal	1980	Director	August 2022

Executive Officers:
Saul I. Leal	1980	Chief Executive Officer	August 2022
Rowland W. Day, II	1955	President, CFO, and Secretary	2013

Biographical Information

Rowland W. Day, II is our President, CFO, Secretary, and our Chairman of the Board. For the prior five (5) years, Mr. Day served as President and CEO of the Company. Mr. Day is a corporate securities lawyer and has practiced law since 1983. Mr. Day has been a director of TechTeam Global, Inc, (NASDAQ symbol: TEAM), RE3W WorldWide, Inc., Restaurants on the Run, HDL Communications, and Bikers Dream. Mr. Day was a General Partner of FarWest Ventures, a venture capital firm from 1990-1994.

Saul I. Leal joined the Company in August 2022. Mr. Leal holds a degree in Systems Engineering from Military University UNEFA in Venezuela, a master’s degree in business from The Marriott School of Business, cum laude, Executive Education in Marketing from the Kellogg School of Management, and Advance Statistics Executive Education from Stanford University. Mr. Leal’s experience includes the following:

●	From 2006 to 2007, Mr. Leal worked at Deloitte & Touche.

●	From 2007 to 2014, Mr. Leal worked as Station Manager at BYU Broadcasting, where he developed viable businesses in more that 20 countries, built products that have been distributed to over 55 million cell phones and approximately 39 million pay TV viewers, and translated over 15,000 hours of content into multiple languages.

●	From 2014 to 2021, Mr. Leal served as General Manager and Director of Global Initiatives at Deseret Management Corporation. Mr. Leal led the development of one of the largest digital publishers achieving more than 256 million social media follows and over 4 billion monthly impressions.

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●	In 2021, Mr. Leal founded Metalanguage, an artificial intelligence architecture using the latest NLP and LLM technology to provide pragmatic, user-centric solutions to the interpretation and behavioral industry.

●	Mr. Leal has served on multiple advisory boards, including Oracle Cloud USA CAB, Ad Council, Leadership Council, and The Leonardo, Museum of Creativity & Innovation.

●	During his career, Mr. Leal earned 27 nominations and 9 regional Emmys.

Leadership Structure and Oversight Responsibilities

The Board has overall responsibility for the management and supervision of the business operations of the Company. To the extent permitted by applicable law, the Board may delegate any of its rights, powers, and authority to, among others, the officers of the Company and any committee of the Board. Our Board consists of two members, neither of whom are Independent Directors.

ITEM 6.	EXECUTIVE COMPENSATION

(a)	Compensation of Executive Officers

The Company previously accrued $15,000 of salary per month for Rowland Day, Chief Executive Officer (“CEO”), with interest at 5% per annum on the CEO’s accrued salary. On March 25, 2021, Mr. Day agreed to forego and cancel the Corporation’s obligation to pay his accrued salary of $1,553,000 and accrued interest of $301,053 which was recorded to additional paid in capital. Mr. Day resigned as CEO effective August 1, 2022, and remained as the Chairman of the Board, President, Chief Financial Officer, and Secretary of the Company. On August 1, 2022, Saul Leal as appointed as CEO and as a director. On September 1, 2022, the Company agreed to compensate Mr. Leal and Mr. Day each $15,000 per month for their services.

During the years ended December 31, 2022, and 2021, the Company recognized $260,000 and $180,000 of salary expense. As of December 31, 2022, and 2021, the Company accrued $387,000 and $180,000 of salary expense, with accrued interest of $19,426 and $3,818, respectively.

The Company does not compensate directors through bonuses, stock awards, option awards, nonequity incentive plans, nonqualified deferred compensation earnings, or other compensation.

Compensation Table

The following table sets forth in summary form the compensation received by our Chief Executive Officer and Chief Financial Officer for the years ended December 31, 2022 and 2021:

Name and Principal Position	Fiscal Year	Salary ($) (3)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)

Saul Leal (1)	2022	60,000	–	–	–	–	–	60,000
	2021	–	–	–	–	–	–	–

Rowland W. Day II (2)	2022	200,000	–	–	–	–	–	200,000
	2021	180,000	–	–	–	–	–	180,000

(1)	Mr. Leal was appointed as Chief Executive Officer on August 1, 2022.
(2)	Mr. Day resigned as Chief Executive Officer effective August 1, 2022, and remained the Chief Financial Officer of the Company.
(3)	The dollar value of base salary (cash and non-cash) earned.

(b)	Compensation of Directors

No compensation is paid to our directors, who are not Independent Directors.

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ITEM 7.	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Accrued Salary and Interest

The Company previously accrued $20,000 per month for Rowland Day’s salary which accrued interest at 5% per annum on the accrued salary. On March 25, 2021, Mr. Day agreed to forego and cancel the Company’s obligation to pay his accrued salary of $1,553,000 and accrued interest of $301,053, which was recorded to additional paid in capital. Mr. Day resigned as Chief Executive Officer of the Company effective August 1, 2022, and remains as the Chairman of the Board, President, Chief Financial Officer, and Secretary of the Company.

On August 1, 2022, the Company appointed Saul Leal as the new CEO. On September 1, 2022, the Company agreed to compensate Mr. Leal and Mr. Day at a rate of $15,000 per month for their services.

Expenses Paid on the Company’s Behalf

During the year ended December 31, 2022, Mr. Day paid $113,439 of expenses on the Company’s behalf and was repaid $103,030. During the year ended December 31, 2021, Mr. Day paid $53,816 of expenses on the Company’s behalf and was repaid $50,415. As of December 31, 2022, and 2021, the Company owed Mr. Day $13,809 and $3,401 for expenses paid on the Company’s behalf, respectively.

Convertible Note – Founder Note

On January 1, 2021, the Company entered into a convertible promissory note (the “Note”) with Rowland Day for $221,990. The Note accrues interest at a rate of 5% per annum and matures on demand by the holder of the Note. The Note provides for a $0.04 per share conversion rate. At the end of each calendar quarter the convertible promissory note is adjusted based upon any additional funds provided by Mr. Day.

From the period of approximately January 1, 2014, through December 31, 2020, Mr. Day had loaned the Company $1,299,030. Interest on this loan was approximately $245,398. On March 25, 2021, Mr. Day agreed to convert $1,077,040 of principal and $245,398 of accrued interest due under the Note into 1,475,000 shares of the Company’s Series B-1 convertible preferred stock. The Series B-1 convertible preferred stock was valued at the redemption value of $0.70798 per share with a fair market value of $1,044,271. The remaining unpaid principal balance and accrued interest totaling $221,990 that was owed to Mr. Day became a new demand promissory note with a 5% annual interest rate that began to accrue interest on January 1, 2021. As a result of the above transaction, the Company recorded a gain of $130,412 to additional paid in capital due to the related party nature of the transaction. The new demand promissory note is convertible into common stock at the rate of $0.04 per share. During the years ended December 31, 2022, and 2021, this Company recorded imputed interest expense of $6,660. As of December 31, 2022, and 2021, the convertible note payable, related party principal balance was $221,990, with accrued interest of $22,198 and $11,099, respectively.

Convertible Note Sold to Related Party

On February 23, 2021, a convertible noteholder sold a $100,000 promissory note to various buyers which are family members of Rowland Day. On the same day, the convertible noteholders agreed to convert the convertible note at a conversion price of $0.20 per share, which represents a debt modification due to the change in conversion feature from an exercise price $0.50 to $0.20. The Company evaluated the conversion option and concluded a beneficial conversion feature and embedded derivative were not present at issuance since the fair value of stock at the time of issuance matched the exercise price of $0.20. On March 15, 2021, the Company issued 500,000 shares of common stock with a fair value of $375,000 to convert $100,000 of principal. The Company recognized a loss on conversion of debt of $275,000 related to this transaction. As of December 31, 2022, and 2021, the convertible notes, related parties balance was $0.

Except as disclosed herein, No director, executive officer, shareholder holding at least 5% of shares of our common stock, or any family member thereof, had any material interest, direct or indirect, in any transaction, or proposed transaction since March 1, 2023, in which the amount involved in the transaction exceeds the lesser of $120,000 or one percent of the average of our total assets at the year-end for the last two completed fiscal years.

Review, Approval or Ratification of Transactions with Related Persons

The Board conducts an appropriate review of and oversees all related party transactions on a continuing basis and reviews potential conflicts of interest situations where appropriate. The Board has adopted formal standards to apply when it reviews, approves or ratifies any related party transaction. In addition, the Board applies the following standards to such reviews: (i) all related party transactions must be fair and reasonable and on terms comparable to those reasonably expected to be agreed to with independent third parties for the same goods and/or services at the time they are authorized by the Board and (ii) all related party transactions should be authorized, approved or ratified by the affirmative vote of a majority of the directors who have no interest, either directly or indirectly, in any such related party transaction.

Director Independence

We have determined that neither of our directors is independent.

21

ITEM 8.	LEGAL PROCEEDINGS

There are not any material pending legal proceedings to which the Registrant is a party or as to which any of its property is subject, and no such proceedings are known to the Registrant to be threatened or contemplated against it.

ITEM 9.	MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is no established public trading market in our common stock, and a regular trading market may not develop, or if developed, may not be sustained. On November 2, 2022, the OTC Markets, Inc. discontinued the display of our quotes and labeled our stock “Caveat Emptor (Buyer Beware).” The following reflects inter-dealer prices, without mark-up, mark-down or commission and may not necessarily represent actual transactions as published by OTC Markets Pink.

	High ($)	Low ($)
Fiscal Year 2021
Quarter ended 12/31/2021	0.975	.0719
Quarter ended 9/30/2021	1.00	0.88
Quarter ended 6/30/2021	2.75	1.6101
Quarter ended 3/31/2021	2.00	1.99

Fiscal Year 2022
Quarter ended 12/31/2022	1.66	0.115
Quarter ended 9/30/2022	0.75	0.65
Quarter ended 6/30/2022	1.05	1.01
Quarter ended 3/31/2022	0.6	0.43

Fiscal Year 2023
Quarter ended 3/31/2023	0.0808	0.0808
Quarter ended 6/30/2023	0.39	0.0575

Securities authorized for sale under Rule 144 of the Securities Act or that the Company has agreed to register under the Securities Act in the future; or Securities that are being, or is proposed to be, publicly offered by the company, the offering of which could have a material effect on the market price of its common equity.

None.

Holders

As of June 30, 2023, there were 30,160,560 shares of Common Stock outstanding held by 261 record holders.

As of June 30, 2023, there were 2,068 shares of Series A Preferred Stock outstanding held by 9 record holders.

As of June 30, 2023, there were 8,619,420 shares of Series B-1 Preferred Stock outstanding held by 2 record holders.

Dividends

We have never paid cash dividends of any of our capital stock and currently intend to retain our future earnings, if any, to fund the development and growth of our business. We do not expect to pay any dividends on any of our capital stock in the foreseeable future.

Securities Authorized for Issuance under Equity Compensation Plans

None.

22

ITEM 10.	RECENT SALES OF UNREGISTERED SECURITIES

Date of Sale	Number of Shares Issued	Class of Securities	Individual/Entity to Whom Securities were Sold	Consideration Paid	Exemption from Registration	Terms of Conversion	Use of Proceeds
5/13/2020	15000	Common	Istvan Elek	Cash	Exempt	NA	Development of Company’s business
1/15/2021	250,000	Common	Jodi Bardash	Cash	Exempt	NA	Development of Company’s business
1/25/2021	250,000	Common	Andrew Hansen	Cash	Exempt	NA	Development of Company’s business
1/26/2021	100,000	Common	Georgette Wansor	Services	Exempt	NA	Development of Company’s business
1/27/2021	50,000	Common	Moises Eskenazi	Cash	Exempt	NA	Development of Company’s business
2/1/2021	89,140	Common	Daniel Feeney	Cash	Exempt	NA	Development of Company’s business
2/1/2021	149,740	Common	Conrad F. Hohener III	Cash	Exempt	NA	Development of Company’s business
2/1/2021	149,360	Common	Keith Stribling Separate Property Trust	Cash	Exempt	NA	Development of Company’s business
2/1/2021	149,360	Common	Newton Family Trust/David Newton	Cash	Exempt	NA	Development of Company’s business
2/1/2021	148,865	Common	Philip and Allison Nelson Family Trust	Cash	Exempt	NA	Development of Company’s business
2/1/2021	149,660	Common	Edward A Gage, Jr. Revocable Trust	Cash	Exempt	NA	Development of Company’s business
2/1/2021	149,495	Common	Meyer Living Trust/Todd Meyer	Cash	Exempt	NA	Development of Company’s business
2/23/2021	66,667	Common	Robert Hartman	Cash	Exempt	NA	Development of Company’s business
2/23/2021	40,000	Common	Anthony Campisi	Cash	Exempt	NA	Development of Company’s business
2/24/2021	80,000	Common	Valerie Vichikov	Cash	Exempt	NA	Development of Company’s business
2/24/2021	50,000	Common	Melinda L. Day	Cash	Exempt	NA	Development of Company’s business
2/24/2021	250,000	Common	Hamilton F. Day	Cash	Exempt	NA	Development of Company’s business
2/24/2021	250,000	Common	Rowland W. Day and Milly Day	Cash	Exempt	NA	Development of Company’s business
2/24/2021	50,000	Common	David and Susanne Wigginton	Cash	Exempt	NA	Development of Company’s business
2/24/2021	50,000	Common	Rowland W. Day	Cash	Exempt	NA	Development of Company’s business
2/24/2021	50,000	Common	Diana Zivich	Cash	Exempt	NA	Development of Company’s business

23

2/24/2021	50,000	Common	Ann M. Day	Cash	Exempt	NA	Development of Company’s business
2/28/2021	66,670	Common	David Hartman	Cash	Exempt	NA	Development of Company’s business
3/1/2021	305,145	Common	JHK Holdings LLC/Kirk Harns	Cash	Exempt	NA	Development of Company’s business
3/15/2021	370,000	Common	Saul Leal	Services	Exempt	NA	Development of Company’s business
3/23/2021	500,000	Common	Istvan Elek	Cash	Exempt	NA	Development of Company’s business
3/29/2021	50,000	Common	Charles McMurray	Cash	Exempt	NA	Development of Company’s business
4/2/2021	1,475,000	Series B-1 Preferred	Rowland W. Day, II	Debt Conversion	Exempt	Convertible, at the option of the holder, at a rate of eleven (11) shares of Common Stock for each share of Series B-1 Preferred Stock	Development of Company’s business
4/2/2021	4,309,710	Series B-1 Preferred	Gerald Astor	Acquisition	Exempt	Convertible, at the option of the holder, at a rate of eleven (11) shares of Common Stock for each share of Series B-1 Preferred Stock	Development of Company’s business
4/2/2021	3,092,800	Common	Gerald Astor	Acquisition	Exempt	NA	Development of Company’s business
4/6/2021	3,049,392	Common	Istvan Elek	Cash	Exempt	NA	Development of Company’s business
7/6/2021	1,566	Common	Francis X. Pisano	Shares issued to settle payment for services	Exempt	NA	Development of Company’s business
7/6/2021	1,567	Common	Ingrid Carrillo	Shares issued to settle payment for services	Exempt	NA	Development of Company’s business
7/6/2021	1,567	Common	Kevin Hennings	Shares issued to settle payment for services	Exempt	NA	Development of Company’s business
7/6/2021	4,340	Common	Corey Henke	Shares issued to settle payment for services	Exempt	NA	Development of Company’s business
7/6/2021	133,000	Common	Bonneville Communications/Jeff Barton	Shares issued to settle payment for services	Exempt	NA	Development of Company’s business

24

7/8/2021	2,000	Common	Jeffrey Pizzino	Shares issued to settle payment for services	Exempt	NA	Development of Company’s business
7/13/2021	3,000	Common	Sprout Marketing/Bruce Law	Shares issued to settle payment for services	Exempt	NA	Development of Company’s business
8/5/2021	16,367	Common	Gregory Howison	Shares issued to settle payment for services	Exempt	NA	Development of Company’s business
9/21/2021	152,627	Common	Knobbe, Martens, Olson & Bear LLP/Philip Nelson	Shares issued to settle payment for services	Exempt	NA	Development of Company’s business
1/22/2022	250,000	Common	Kristy Rus	Cash	Exempt	NA	Development of Company’s business
4/1/2022	1,347,431	Common	Bob Carroll	Consulting Agreement	Exempt	NA	Development of Company’s business
4/19/2022	62,500	Common	Gary Mauro	Cash	Exempt	NA	Development of Company’s business
4/22/2022	25,000	Common	Daniel Wisian	Cash	Exempt	NA	Development of Company’s business
5/18/2022	37,500	Common	Sarah and Clinton Walker	Cash	Exempt	NA	Development of Company’s business
6/15/2022	50,000	Common	Robert Dean Schalow	Cash	Exempt	NA	Development of Company’s business
6/20/2022	37,500	Common	Daniel Wisian	Cash	Exempt	NA	Development of Company’s business
7/19/2022	50,000	Common	Brian J. Finley	Cash	Exempt	NA	Development of Company’s business
7/19/2022	58,750	Common	Roy E. Mullin	Cash	Exempt	NA	Development of Company’s business
7/19/2022	66,250	Common	Roy E. Mullin Roth IRA	Cash	Exempt	NA	Development of Company’s business
7/20/2022	100.000	Common	Richard Allen Sanders	Cash	Exempt	NA	Development of Company’s business
8/15/2022	250,000	Common	Istvan Elek	Cash	Exempt	NA	Development of Company’s business
8/19/2022	15,385	Common	Maria Julia Rojas	Cash	Exempt	NA	Development of Company’s business
8/25/2022	15,385	Common	Munsee Co LLC/Nick Munsee	Cash	Exempt	NA	Development of Company’s business
9/9/2022	15,385	Common	Dominic Pace	Cash	Exempt	NA	Development of Company’s business
9/19/2022	15,395	Common	Sean Blair	Cash	Exempt	NA	Development of Company’s business
10/11/2022	20,000	Common	Nicholas V. Lampson	Cash	Exempt	NA	Development of Company’s business

25

10/11/2022	10,000	Common	Lindsey Warren Davis	Cash	Exempt	NA	Development of Company’s business
10/11/2022	10,000	Common	Elisha Gardener Honeycutt	Cash	Exempt	NA	Development of Company’s business
10/11/2022	30,000	Common	Gary Mauro	Cash	Exempt	NA	Development of Company’s business
10/11/2022	90,000	Common	Bryan Finley	Cash	Exempt	NA	Development of Company’s business
10/11/2022	10,000	Common	Leroy Saleme	Cash	Exempt	NA	Development of Company’s business
10/11/2022	40,000	Common	Daniel Wisian	Cash	Exempt	NA	Development of Company’s business
10/11/2022	10,000	Common	George Henry Summerville	Cash	Exempt	NA	Development of Company’s business
10/11/2022	10,000	Common	Bradley L. Morrison	Cash	Exempt	NA	Development of Company’s business
10/11/2022	30,003	Common	Shilpa P. Bakre	Cash	Exempt	NA	Development of Company’s business
10/11/2022	125,000	Common	Dean V. Wiberg	Cash	Exempt	NA	Development of Company’s business
10/11/2022	10,000	Common	Sonia Van Meter	Cash	Exempt	NA	Development of Company’s business
10/11/2022	20,000	Common	William O. Mara	Cash	Exempt	NA	Development of Company’s business
10/11/2022	20,000	Common	Warren Alverson	Cash	Exempt	NA	Development of Company’s business
10/11/2022	10,000	Common	Ryan S. Sanders	Cash	Exempt	NA	Development of Company’s business
10/19/2022	1,363,637	Series B-1 Preferred	Saul Leal	Services	Exempt	Convertible, at the option of the holder, at a rate of eleven (11) shares of Common Stock for each share of Series B-1 Preferred Stock	Development of Company’s business
10/20/2022	9,615	Common	Sean Blair	Cash	Exempt	NA	Development of Company’s business
10/20/2022	9,615	Common	Munsee Co LLC/Nick Munsee	Cash	Exempt	NA	Development of Company’s business
10/20/2022	9,615	Common	Maria Julia Rojas	Cash	Exempt	NA	Development of Company’s business
10/20/2022	9,615	Common	Dominic Pace	Cash	Exempt	NA	Development of Company’s business
10/24/2022	10,000	Common	Thomas Charles Gent	Cash	Exempt	NA	Development of Company’s business

26

10/25/2022	10,000	Common	Arlo Pignotti	Cash	Exempt	NA	Development of Company’s business
10/27/2022	45,000	Common	Evan Spaulding	Cash	Exempt	NA	Development of Company’s business
10/29/2022	62,500	Common	Plan R Enterprises Inc./Jeffrey C. Moffat	Cash	Exempt	NA	Development of Company’s business
10/31/2022	40,000	Common	Thomas C. Clemons	Cash	Exempt	NA	Development of Company’s business
10/31/2022	700,000	Common	Gonzalo Carballo	Cash	Exempt	NA	Development of Company’s business
11/01/2022	31,250	Common	Don L. Enlow	Cash	Exempt	NA	Development of Company’s business
11/28/2022	1,000,000	Common	AOS Holdings LL/Denis Suggs	Cash	Exempt	NA	Development of Company’s business
11/29/2022	10,000	Common	Bear McCreadie	Cash	Exempt	NA	Development of Company’s business
11/29/2022	100,000	Common	Daniel Wisian	Cash	Exempt	NA	Development of Company’s business
11/29/2022	12,500	Common	Earls Heritage Trust/Earl Foote	Cash	Exempt	NA	Development of Company’s business
11/29/2022	10,000	Common	Lindsey Warren Davis	Cash	Exempt	NA	Development of Company’s business
4/12/2023	125,000	Common	Larry Oliver and Bobbie Oliver JTWROS	Cash	Exempt	NA	Development of Company’s business
4/12/2023	100,000	Common	Michael L. Soileau and Rhonda Soileau JTWROS	Cash	Exempt	NA	Development of Company’s business
4/12/2023	250,000	Common	Abraham Family Trust – Michael Abraham	Cash	Exempt	NA	Development of Company’s business
4/26/2023	50,000	Common	Abigail Frank	Cash	Exempt	NA	Development of Company’s business
4/26/2023	250,000	Common	Darren Scharf	Cash	Exempt	NA	Development of Company’s business
5/1/2023	4,309,710	Series B-1 Preferred	Saul Leal	Acquisition Agreement	Exempt	Convertible, at the option of the holder, at a rate of eleven (11) shares of Common Stock for each share of Series B-1 Preferred Stock	Development of Company’s business
5/1/2023	1,772,800	Common	Saul Leal	Acquisition Agreement	Exempt	NA	Development of Company’s business
5/9/2023	30,000	Common	The David Politis Company Inc. – David Politis	Consulting Services	Exempt	NA	Development of Company’s business
5/12/2023	125,000	Common	Damon Garcia	Cash	Exempt	NA	Development of Company’s business
5/23/2023	125,000	Common	Quest Trust Company –Larry Andres IRA	Cash	Exempt	NA	Development of Company’s business
5/23/2023	250,000	Common	Kolleen T. Kennedy	Cash	Exempt	NA	Development of Company’s business
5/31/2023	35,000	Common	The Entrust Group – FBO Nicholas Lampson	Cash	Exempt	NA	Development of Company’s business
5/31/2023	125,000	Common	Quest Trust Company– FBO Ronald L. Reeves	Cash	Exempt	NA	Development of Company’s business
6/14/2023	62,500	Common	Adam Yannotta	Cash	Exempt	NA	Development of Company’s business
6/14/2023	10,000	Common	Lindsey Warren Davis	Cash	Exempt	NA	Development of Company’s business

27

ITEM 11.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

Not applicable.

ITEM 12.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under our Bylaws, the Company shall, to the maximum extent and in the manner permitted by law, indemnify each of its directors against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was a director of the Company. The Company may, to the extent and in the manner permitted by law, indemnify each of its employees, officers, and agents (other than directors) against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an employee, officer, or agent of the Company. The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company against any liability asserted against or incurred by such person in such capacity or arising out of that person’s status as such, whether or not the Company would have the power to indemnify that person against liability under the other provisions of the Bylaws.

Further pursuant to the Bylaws, the Board may enter into a contract with any director, officer, employee or agent of the Company, or any person who is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, or any person who was a director, officer, employee or agent of a corporation which was a predecessor corporation of the Company or of another enterprise at the request of such predecessor corporation, providing for indemnification rights equivalent to or, if the Board so determines and to the extent permitted by applicable law, greater than, those provided for in Article VII of the Bylaws.

Without limiting the application of the foregoing, the Board may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause us to purchase and maintain insurance on behalf of any person who is or was our director or officer, or is or was serving at our request as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not we would have the power to indemnify such person. The indemnification provided shall continue as to a person who has ceased to be a director, officer, employee, or agent, and shall inure to the benefit of the heirs, executors, and administrators of such person.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We have not entered into any agreements with our directors and executive officers that require us to indemnify these persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that the person is or was our director or officer or any of our affiliated enterprises.

28

ITEM 13.	FINANCIAL STATEMENTS AND EXHIBITS

The information required by this item may be found beginning on page F-1 of this Form 10.

ITEM 14.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There are not and have not been disagreements between the Company and its accountant on any matter of accounting principles, practices, audit procedures, the Company’s internal control over financial reporting, the reliability of previously issued audit reports or financial statements, or financial statement disclosure. Neither are there, nor have there been, any changes in the Company’s auditors during the two most recent fiscal years or any subsequent interim period.

ITEM 15.	FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements

The following financial statements are filed as part of this Registration Statement:

1.	Audited financial statements for years ended December 31, 2022 and 2021
2.	Unaudited financial statements for six months ended June 30, 2023 and 2022
3.	Audit opinion by M&K CPAs, PLLC
4.	Audited Statement of Operations for years ended December 31, 2022 and 2021
5.	Notes to audited financial statements

(b)	Exhibits

3.1	Articles of Incorporation
3.2	Amended and Restated Bylaws
3.3	Cert of Designation Series A
3.4	ONEMETA AI – NV – Secretary of State – Amendment Filing
3.5	Amendment to Certificate of Designation Series B
3.6	Certificate of Designation Final-Series A - 1
21.0	Subsidiaries

29

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

OneMeta Inc.
(Registrant)

Date: August 25, 2023	By:	/s/ Rowland Day
Rowland Day, President

(Signature)*

*Print name and title of the signing officer under his signature.

30

GENERAL INSTRUCTIONS

A.	Rule as to Use of Form 10.

Form 10 shall be used for registration pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934 of classes of securities of issuers for which no other form is prescribed.

B.	Application of General Rules and Regulations.

(a)	The General Rules and Regulations under the Act contain certain general requirements which are applicable to registration on any form. These general requirements should be carefully read and observed in the preparation and filing of registration statements on this form.

(b)	Particular attention is directed to Regulation 12B [17 CFR 240.12b-1 - 240.12b-36] which contains general requirements regarding matters such as the kind and size of paper to be used, the legibility of the registration statement, the information to be given whenever the title of securities is required to be stated, and the filing of the registration statement. The definitions contained in Rule 12b-2 [17 CFR 240.12b-2] should be especially noted.

C.	Preparation of Registration Statement.

(a)	This form is not to be used as a blank form to be filled in, but only as a guide in the preparation of the registration statement on paper meeting the requirements of Rule 12b-12 [17 CFR 240.12b-12]. The registration statement shall contain the item numbers and captions, but the text of the items may be omitted. The answers to the items shall be prepared in the manner specified in Rule 12b-13 [17 CFR 240.12b-13].

(b)	Unless otherwise stated, the information required shall be given as of a date reasonably close to the date of filing the registration statement.

(c)	Attention is directed to Rule 12b-20 [17 CFR 240.12b-20] which states: “In addition to the information expressly required to be included in a statement or report, there shall be added such further material information, if any, as may be necessary to make the required statements, in light of the circumstances under which they are made, not misleading.

31

D.	Signature and Filing of Registration Statement.

Three complete copies of the registration statement, including financial statements, exhibits and all other papers and documents filed as a part thereof, and five additional copies which need not include exhibits, shall be filed with the Commission. At least one complete copy of the registration statement, including financial statements, exhibits and all other papers and documents filed as a part thereof, shall be filed with each exchange on which any class of securities is to be registered. At least one complete copy of the registration statement filed with the Commission and one such copy filed with each exchange shall be manually signed. Copies not manually signed shall bear typed or printed signatures.

E.	Omission of Information Regarding Foreign Subsidiaries.

Information required by any item or other requirement of this form with respect to any foreign subsidiary may be omitted to the extent that the required disclosure would be detrimental to the registrant. However, financial statements, otherwise required, shall not be omitted pursuant to this instruction. Where information is omitted pursuant to this instruction, a statement shall be made that such information has been omitted and the names of the subsidiaries involved shall be separately furnished to the Commission. The Commission may, in its discretion, call for justification that the required disclosure would be detrimental.

F.	Incorporation by Reference.

Attention is directed to Rule 12b-23 [17 CFR 240.12b-23] which provides for the incorporation by reference of information contained in certain documents in answer or partial answer to any item of a registration statement.

32

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Shareholders of OneMeta AI

Opinion on the Financial Statements

We have audited the accompanying balance sheets of OneMeta AI. (the Company) as of December 31, 2022 and 2021, and the related statements of operations, change in stockholders’ equity (deficit), and cash flows for each of the years in the two-year period ended December 31, 2022, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has negative cash flow from operations and a net loss, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provides a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinions on the critical audit matter or on the accounts or disclosures to which it relates.

Series B-1 Preferred Shares Classification

As discussed in Note 2 and 7 to the financial statements, the Company issued Series B-1 Preferred Stock as a component of the consideration paid in multiple transactions during the years ended with features requiring significant accounting judgment.

Auditing management’s evaluation of these transactions can be complex due to the unusual nature of these transactions

To evaluate the appropriateness of the instrument’s classification, we examined and evaluated the agreement along with management’s evaluation of the key terms and management’s disclosure of the transactions.

/s/ M&K CPAS, PLLC

We have served as the Company’s auditor since 2022.

Houston, TX

June 30, 2023

F-1

OneMeta AI

Balance Sheets

	December 31, 2022	December 31, 2021

ASSETS
Current assets:
Cash	$400,703	$7,347
Total current assets	400,703	7,347

Noncurrent assets:
Software, net	1,077,475	-
Total noncurrent assets	1,077,475	-

Total assets	$1,478,178	$7,347

LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$377,883	$319,307
Accrued expenses, related party	442,435	198,319
Convertible notes payable, related party	221,990	221,990
Total current liabilities	1,042,308	739,616
Total liabilities	1,042,308	739,616

Mezzanine equity:
Series B-1 convertible preferred stock, $0.70798 redemption value, 8,855,511 shares authorized, 5,673,346 and 4,309,710 shares issued and outstanding, respectively	4,016,616	3,051,189

STOCKHOLDERS’ DEFICIT
Preferred stock, $0.001 par value, 50,000,000 shares authorized, Series A preferred stock, $0.001 par value, 2,068 shares authorized and outstanding	2	2
Common stock, $0.001 par value, 500,000,000 shares authorized, 24,983,593 and 20,075,409 shares issued and outstanding, respectively	24,984	20,073
Additional paid in capital	24,156,001	22,614,628
Accumulated deficit	(27,761,733)	(26,418,161)
Total stockholders’ deficit	(3,580,746)	(3,783,458)
Total liabilities, mezzanine equity and stockholders’ deficit	$1,478,178	$7,347

The accompanying notes are an integral part of these financial statements.

F-2

OneMeta AI

Statements of Operations

For the years ended December 31, 2022 and 2021

	December 31, 2022	December 31, 2021

Revenue	$1,295	$4,265
Total revenue	1,295	4,265

Operating expenses:
General and administrative	669,550	402,048
Advertising and marketing	49,800	66,369
Legal and professional	434,499	135,450
Research and development	157,650	-
Gain on settlement of accounts payable	-	(252,886)

Total operating expenses	1,311,499	350,981

Loss from operations	(1,310,204)	(346,716)

Other expense:

Interest expense	(33,368)	(49,586)
Loss on conversion of debt	-	(514,330)

Total other expense	(33,368)	(563,916)

Net loss	$(1,343,572)	$(910,632)

Net loss per common share:
Basic	$(0.06)	$(0.05)
Diluted	$(0.06)	$(0.05)

Weighted average common shares outstanding:
Basic	22,249,977	18,252,746
Diluted	22,249,977	18,252,746

The accompanying notes are an integral part of these financial statements.

F-3

OneMeta AI

Statements of Changes in Stockholders’ Deficit

For the years ended December 31, 2022 and 2021

	Series B-1 Convertible Preferred Stock		Series A Preferred Stock		Common Stock		Additional paid-in	Common Stock	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	capital	Payable	Deficit	Total

Balance, December 31, 2020	2,834,710	$2,006,918	2,068	$2	13,027,881	$13,028	$18,751,471	$548,641	$(25,507,529)	$(6,194,387)
Common shares issued for cash	-	-	-	-	4,337,729	4,338	734,306	(548,641)	-	190,003
Common shares issued for settlement of accounts payable	-	-	-	-	316,034	316	62,891	-	-	63,207
Common shares issue for convertible debt and accrued interest	-	-	-	-	1,420,765	1,421	522,062	-	-	523,483
Common shares issue for convertible debt and accrued interest, related party	-	-	-	-	500,000	500	374,500	-	-	375,000
Stock based compensation	-	-	-	-	470,000	470	178,273	-	-	178,743
Imputed interest	-	-	-	-	-	-	6,660	-	-	6,660
Series B-1 convertible preferred shares issued for the conversion of debt and accrued interest	1,475,000	1,044,271	-	-	-	-	130,412	-	-	130,412
Settlement of liabilities, related party	-	-	-	-	-	-	1,854,053	-	-	1,854,053
Net loss	-	-	-	-	-	-	-	-	(910,632)	(910,632)
Balance, December 31, 2021	4,309,710	3,051,189	2,068	2	20,072,409	20,073	22,614,628	-	(26,418,161)	(3,783,458)
Common shares issued for cash	-	-	-	-	3,563,753	3,564	1,321,937	-	-	1,325,501
Stock based compensation	-	-	-	-	1,347,431	1,347	212,776	-	-	214,123
Imputed interest	-	-	-	-	-	-	6,660	-	-	6,660
Series B-1 convertible preferred shares issued for software	1,363,636	965,427	-	-	-	-	-	-	-	-
Net loss	-	-	-	-	-	-	-	-	(1,343,572)	(1,343,572)
Balance, December 31, 2022	5,673,346	$4,016,616	2,068	$2	24,983,593	$24,984	$24,156,001	$-	$(27,761,733)	$(3,580,746)

The accompanying notes are an integral part of these financial statements.

F-4

OneMeta AI

Statements of Cash Flows

For the years ended December 31, 2022 and 2021

	December 31, 2022	December 31, 2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,343,572)	$(910,632)
Adjustment to reconcile net loss to cash used in operating activities:
Imputed interest	6,660	6,660
Stock based compensation	214,123	178,743
Amortization	97,952	-
Loss on conversion of debt	-	514,330
Gain on settlement of accounts payable	-	(252,886)
Net change in:
Prepaid expenses	-	2,770
Accounts payable	(54,863)	(23,261)
Accrued expenses	-	(84,508)
Accrued expenses, related party	357,555	252,135

CASH FLOWS USED IN OPERATING ACTIVITIES	(722,145)	(316,649)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of software	(210,000)	-

CASH FLOWS USED IN INVESTING ACTIVITIES	(210,000)	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common shares	1,325,501	190,003

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	1,325,501	190,003

NET CHANGE IN CASH	393,356	(126,646)
Cash, beginning of period	7,347	133,993
Cash, end of period	$400,703	$7,347

SUPPLEMENTAL CASH FLOW INFORMATION

Cash paid on interest expense	$-	$1,903
Cash paid for income taxes	$-	$-

NON-CASH TRANSACTIONS
Expenses paid on the Company’s behalf	$113,439	$53,816
Series B-1 convertible preferred shares issued for software	$965,427	$-
Common shares issued for settlement of accounts payable	$-	$63,207
Common shares issue for convertible debt and accrued interest	$-	$384,153
Series B-1 convertible preferred shares issued for the conversion of debt and accrued interest	$-	$1,174,683
Settlement of liabilities, related party	$-	$1,854,053

The accompanying notes are an integral part of these financial statements.

F-5

OneMeta AI

Notes to the Financial Statements

Note 1. Basis of Presentation

The accompanying audited financial statements of OneMeta AI (“we”, “our”, “OneMeta” or the “Company”) have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission (“SEC”).

OneMeta AI was originally incorporated as Promotions on Wheels Holdings, Inc.in July 2006 and was a development stage company that offered live promotions and marketing events using custom-built mobile displays. Presently we are focused on primarily marketing our cutting-edge artificial intelligence technologies that solve everyday problems.

Note 2. Summary of Significant Accounting Policies

The financial statements have, in management’s opinion, been properly prepared within the framework of the significant accounting policies summarized below:

Basis of Presentation

The basis of accounting applied is United States generally accepted accounting principles (“US GAAP”).

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original purchase maturity of three months or less to be cash equivalents. As of December 31, 2022 and 2021, there were no cash equivalents.

Use of Estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates in the accompanying financial statements involving the valuation of common stock and stock based compensation.

Related Parties

The Company follows ASC 850, “Related Party Disclosures,” for the identification of related parties and disclosure of related party transactions.

Fair Value of Financial Instruments

The Company’s financial instruments consist primarily of cash and accounts payable. The carrying values of these financial instruments approximate their respective fair values as they are short-term in nature or carry interest rates that approximate market rates.

Mezzanine equity

Where ordinary or preferred shares are determined to be conditionally redeemable upon the occurrence of certain events that are not solely within the control of the issuer, and upon such event, the shares would become redeemable at the option of the holders, they are classified as ‘mezzanine equity’ (temporary equity). The purpose of this classification is to convey that such a security may not be permanently part of equity and could result in a demand for cash, securities or other assets of the entity in the future.

F-6

Revenue Recognition

The Company recognizes revenue in accordance with ASC Topic 606, Revenue From Contracts With Customers, which was adopted on January 1, 2018 using the modified retrospective method, with no impact to the Company’s comparative financial statements. Revenues are recognized when control of the promised goods or services is transferred to the customer in an amount that reflects the consideration the Company expects to be entitled to in exchange for transferring those goods or services. Revenue is recognized based on the following five step model:

●	Identification of the contract with a customer
●	Identification of the performance obligations in the contract
●	Determination of the transaction price
●	Allocation of the transaction price to the performance obligations in the contract
●	Recognition of revenue when, or as, the Company satisfies a performance obligation

We enter into revenue arrangements in which a customer may purchase a combination of subscriptions, consulting services, training and education. Fully hosted subscription services (“SaaS”) allow customers to access hosted software during the contractual term without taking possession of the software.

We recognize revenue ratably over the contractual service term for hosted services that are priced based on a committed number of transactions where the delivery and consumption of the benefit of the services occur evenly over time, beginning on the date the services associated with the committed transactions are first made available to the customer and continuing through the end of the contractual service term. Over-usage fees and fees based on the actual number of transactions are billed in accordance with contract terms as these fees are incurred and are included in the transaction price of an arrangement as variable consideration. Revenue based on per-minute or per-word basis, where invoicing is aligned to the pattern of performance, customer benefit and consumption, are typically accounted for utilizing the “as-invoiced” practical expedient. Revenue for subscriptions sold as a fee per period is recognized ratably over the contractual term as the customer simultaneously receives and consumes the benefit of the underlying service.

Licenses for software may be purchased as a subscription for a fixed period of time or based on usage. Revenue from licenses is recognized at the point in time the software is available to the customer, provided all other revenue recognition criteria are met, and classified as revenue on our Statements of Operations. Our interpretation or translation services fees are based on a per-minute or per-word basis, are typically accounted for utilizing the “as-invoiced” practical expedient.

Our services are comprised primarily of fees related to training, and education for certain licenses that are recognized at a point in time. Training and education revenues are recognized as the services are performed.

Disaggregation of Revenues

The Company disaggregates revenue between subscription and license revenue and training and education revenue.

	December 31, 2022	December 31, 2021
Subscription and license revenue	$1,295	$4,265
Total revenue	$1,295	$4,265

Deferred Revenue

Deferred revenue includes service and support contracts and represents the undelivered performance obligation of agreements that are typically for one year or less. As of December 31, 2022 and 2021, deferred revenue was $0.

Basic and Diluted Loss Per Share

Basic loss per common share is computed by dividing net loss available to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted loss per common share is determined using the weighted-average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents. In periods when losses are reported, the weighted-average number of common shares outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive. Accordingly, the number of weighted average shares outstanding, as well as the amount of net loss per share are presented for basic and diluted per share calculations for the year ended December 31, 2022 and 2021, reflected in the accompanying statement of operations.

Stock-based Compensation

The Company determines the fair value of stock option awards granted to employees and nonemployees in accordance with FASB ASC Topic 718 – 10. Compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period.

Recent Accounting Pronouncements

In August 2020, the FASB issued ASU 2020-06—Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and edging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”) to simplify the accounting for convertible instruments by removing certain separation models in Subtopic 470- 20, Debt with Conversion and Other Options, for convertible instruments. Under the amendments in ASU 2020-06, the embedded conversion features no longer are separated from the host contract for convertible instruments with conversion features that are not required to be accounted for as derivatives under Topic 815, Derivatives and Hedging, or that do not result in substantial premiums accounted for as paid-in capital. Consequently, a convertible debt instrument will be accounted for as a single liability measured at its amortized cost and a convertible preferred stock will be accounted for as a single equity instrument measured at its historical cost, as long as no other features require bifurcation and recognition as derivatives. By removing those separation models, the interest rate of convertible debt instruments typically will be closer to the coupon interest rate when applying the guidance in Topic 835, Interest. The amendments in ASU 2020-06 provide financial statement users with a simpler and more consistent starting point to perform analyses across entities. The amendments also improve the operability of the guidance and reduce, to a large extent, the complexities in the accounting for convertible instruments and the difficulties with the interpretation and application of the relevant guidance. Additionally, for convertible debt instruments with substantial premiums accounted for as paid-in capital, amendments in ASU 2020-06 added disclosures about (1) the fair value amount and the level of fair value hierarchy of the entire instrument for public business entities and (2) the premium amount recorded as paid-in capital. The amendments in ASU 2020-06 are effective for public business entities, excluding entities eligible to be smaller reporting companies, as defined by the SEC, for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. Entities should adopt the guidance as of the beginning of its annual fiscal year and are allowed to adopt the guidance through either a modified retrospective method of transition or a fully retrospective method of transition. In applying the modified retrospective method, entities should apply the guidance to transactions outstanding as of the beginning of the fiscal year in which the amendments are adopted. Transactions that were settled (or expired) during prior reporting periods are unaffected. The cumulative effect of the change should be recognized as an adjustment to the opening balance of retained earnings at the date of adoption. If an entity elects the fully retrospective method of transition, the cumulative effect of the change should be recognized as an adjustment to the opening balance of retained earnings in the first comparative period presented. The Company early adopted ASU 2020-06 on January 1, 2022. The adoption of ASU 2020-06 did not have an impact on the Company’s financial statements.

F-7

The Company does not believe that any recently issued effective pronouncements, or pronouncements issued but not yet effective, if adopted, would have a material effect on the accompanying financial statements.

Note 3. Going Concern

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which assumes that the Company will be able to meet its obligations and continue its operations for its next fiscal year. Realization values may be substantially different from carrying values as shown and these financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern. At December 31, 2022, the Company had not yet achieved profitable operations and expects to incur further losses in the development of its business, all of which raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management has no formal plan in place to address this concern but considers that the Company will be able to obtain additional funds by equity financing and/or related party advances, however, there is no assurance of additional funding being available.

Note 4. Asset Acquisition

On June 30, 2022, the Company entered into an acquisition agreement with Metalanguage Corp. Per the acquisition agreement, the Company acquired all the shares of Metalanguage Corp.  Per the acquisition agreement, the purchase price is comprised of $210,000 cash, 1,363,636 shares of Series B-1 convertible preferred shares and the right to receive contingent consideration in the form of equity. The contingent consideration for the acquisition is comprised of 1,363,637 shares of Series B-1 convertible preferred stock, which shall be held in escrow and will be issued upon the Company achieving sales of $5 million within 12 consecutive months prior to December 31, 2027. The day one contingent liability is $0 since the probability of achieving $5 million in sales within twelve consecutive months is low but will be re-evaluated in future periods.

The total purchase price for the acquisition was determined to be $1,175,427 which consisted of $210,000 cash paid and 1,363,636 shares of Series B-1 convertible preferred stock valued at the redemption value of $0.70798 per share with a fair value of $965,427. The Company concluded the purchase of a single set of assets qualified as an asset acquisition and all such acquisition costs have been capitalized as software on the balance sheet. The Company estimated the useful life of the software acquired and purchased to be 3 years. During the year ended December 31, 2022, the Company recorded $97,952 of amortization expense related to the software. As of December 31, 2022, the software, net balance was $1,077,475.

F-8

Note 5. Related Party Transactions

Accrued salary and interest

The Company accrues $20,000 per month for Rowland Day, Chief Executive Officer (“CEO”), salary and accrues interest at 5% per annum on the CEO’s accrued salary. On March 25, 2021, Mr. Day agreed to forego and cancel the Corporation’s obligation to pay the accrued salary of $1,553,000 and accrued interest of $301,053 of accrued interest due, which was recorded to additional paid in capital. Mr. Day resigned as CEO effective August 1, 2022, and shall remain as the Chairman of the Board, President, and Chief Financial Officer of the Company. On August 1, 2022, the Company appointed Saul Leal as their new CEO. On September 1, 2022 the Company agreed to compensate Mr. Leal and Mr. Day $15,000 per month for their services.

During the year ended December 31, 2022 and 2021, the Company recognized $260,000 and $180,000 of salary expense. As of December 31, 2022 and 2021, the Company accrued $387,000 and $180,000 of compensation, with accrued interest of $19,426 and $3,818, respectively.

Expense paid on the Company’s behalf

During the year ended December 31, 2022, Mr. Day paid $113,439 of expenses on the Company’s behalf and was repaid $103,030. During the year ended December 31, 2021, Mr. Day paid $53,816 of expenses on the Company’s behalf and was repaid $50,415. As of December 31, 2022 and 2021, the Company owed the CEO $13,809 and $3,401 for expenses paid on the Company’s behalf, respectively.

Convertible note – Founder note

Rowland Day, the Company’s prior CEO agreed to provide the necessary working capital for the Company’s business. At the end of each calendar quarter the convertible promissory note is adjusted based upon the funds provided. The convertible promissory note bears interest at 5% and is convertible at $0.04 per share. On March 25, 2021, Mr. Day agreed to convert $1,077,040 of convertible note and $245,398 of accrued interest due into 1,475,000 shares of the Corporation’s Series B-1 convertible preferred stock. The Series B-1 convertible preferred stock was valued at the redemption value of $0.70798 per share with a fair value of $1,044,271. The remaining unpaid principal loan balance and accrued interest totaling $221,990 that is owed to Mr. Day became a new demand promissory note with a 5% annual interest rate that begins to accrue interest on January 1, 2021. As a result of the above settlement, the Company recorded a gain of $130,412 to additional paid in capital due to the related party nature of the transaction. The new demand promissory note is convertible into Series B-1 preferred stock at the rate of $0.10 per share. During the years ended December 31, 2022 and 2021, the Company recorded imputed interest expense of $6,660. As of December 31, 2022 and 2021, the convertible note payable, related party principal balance was $221,990, with accrued interest of $22,198 and $11,099, respectively.

Convertible note sold to related party

On February 23, 2021, a convertible noteholder sold a $100,000 promissory note to various buyers which are family members of Mr. Day. On the same day, the convertible noteholders agreed to convert the convertible note at a conversion price of $0.20 per share, which represents a debt modification due to the change in conversion feature from an exercise price $0.50 to $0.20. The Company evaluated the conversion option and concluded a beneficial conversion feature and embedded derivative were not present at issuance since the fair value of stock at the time of issuance matched the exercise price of $0.20. On March 15, 2021, the Company issued 500,000 shares of common stock with a fair value of $375,000 to convert $100,000 of principal. The Company recognized a loss on conversion of debt of $275,000 related to this transaction. As of December 31, 2022 and 2021, the convertible notes, related parties balance was $0.

F-9

Note 6. Convertible Notes

From July through September 2018, the Company issued nine convertible notes in the principal amount of $315,000. The convertible notes are unsecured, bear interest at 5% per year and are due and payable six months from issuance. At the option of the convertible noteholders, the notes can be converted into shares of the Company’s common stock. The number of shares of common stock to be issued upon conversion of the convertible note shall be determined by dividing the amount of the convertible note and accrued interest by either $0.50 per share or the per share price of the stock that was sold in the Capital Raise, whichever price is the lowest. From the date of issuance through conversion a “Capital Raise” was never completed as that term was defined in the agreements, so the conversion price remained at $0.50. The Company evaluated the conversion option and concluded a beneficial conversion feature and embedded derivative were not present at issuance since the fair value of stock at the time of issuance matched the exercise price of $0.50. On February 23, 2021, a convertible noteholder sold $26,000 of accrued interest due on their convertible note to two new convertible noteholders. During February 2021, the convertible noteholders agreed to convert $215,000 of convertible note principal and $69,153 of accrued interest at a conversion price of $0.20 per share, which represents a debt modification due to the change in conversion feature from an exercise price $0.50 to $0.20. On March 15, 2021, the Company issued 1,420,765 shares of common stock with a fair value of $523,483 to convert $215,000 of principal and $69,153 of accrued interest. The Company recognized a loss on conversion of debt of $239,330 related to this transaction. As of December 31, 2022 and 2021, the convertible notes balance was $0.

Note 7. Equity

The Company is currently authorized to issue up to 500,000,000 shares of common stock with a par value of $0.001. In addition, The Company is authorized to issue 50,000,000 shares of preferred stock with a par value of $0.001. The specific rights of the preferred stock, when so designated, shall be determined by the board of directors.

Common Stock

2022

On March 1, 2017, the Company entered into a consulting agreement. As consideration for its services under the Agreement, the Company agreed to pay to the consultant 847,431 restricted shares of the Company’s common stock and vest over five years. The shares were valued at $0.50 per share based on estimated fair value using the cash selling price at the time of issuance and will be recognized over the service period. During the year ended December 31, 2021, the Company recorded expense of $84,743 related to this agreement. During the year ended December 31, 2022, the Company issued 847,431 shares related to this agreement and recognized $14,124 of expense for services provided during the year ended December 31, 2022. Additionally, and unrelated to the terms of the consulting agreement, the Company issued the consultant 500,000 bonus shares in 2022. The shares were valued at $0.40 per share based on estimated fair value using the cash selling price at the time of issuance and vested at issuance.

During the year ended December 31, 2022, the Company issued 3,563,753 shares of common for cash and collected $1,325,501.

2021

During the year ended December 31, 2021, the Company sold 4,337,729 shares of common stock and collected $190,003. Of the 4,337,729 shares issued, 3,864,392 shares were related to common stock payable for cash received in 2020. As of December 31, 2021, the common stock payable balance was $0.

During the year ended December 31, 2021, the Company issued 316,034 shares of common stock with a fair value of $63,207 to settle accounts payable of $316,093, which result in a gain on settlement of accounts payable of $252,886.

F-10

During the year ended December 31, 2021, the Company issued 470,000 shares related to services provided in 2020 and settled the prior year accrual of $94,000 for 2020 services.

Preferred Stock

Series A Convertible Preferred Stock

In April 2008, our board of directors designated 5,000,000 shares of our preferred stock as Series A Convertible Preferred Stock (“Series A”) with a par value of $0.001. Series A has liquidation and dividend preferences. Each share of Series A has voting rights equal to the amount of shares of common stock the Series A is convertible to and is convertible on a 1 to 1.25 common share basis. As of December 31, 2022 and 2021, there are 2,068 shares of Series A-1 issued and outstanding.

Series B-1 Convertible Preferred Stock

In October 2015, our board of directors designated 3,107,438 shares of our preferred stock as Series B-1 Convertible Preferred Stock (“Series B-1”) with the redemption value of $0.70798 per share. Series B -1 has liquidation and dividend preferences. Each share of Series B-1 has voting rights 3.2x (times) that of the number of votes that is equal to the number of common stock the series of preferred shares are convertible into. Each share is convertible on a 1 to 11 common share basis. Series B-1 preferred shares also include covenants requiring 51% of the outstanding votes of the series of stock to amend or repeal any incorporation documents that would alter the rights or preferences of Series B-1, alter the authorized number of shares of the series, create or issue any classes of preferred stock senior to the Series B-1, amend the company’s bylaws, or enter into a transaction that would result in a change in control. Series B-1 is included in mezzanine equity on the balance sheet, because it is convertible at the redemption value into a variable number of shares. As of December 31, 2022 and 2021, there are 5,673,346 and 4,309,710 shares of Series B-1 issued and outstanding, respectively.

Series B-2 Convertible Preferred Stock

In October 2015, our board of directors designated 3,107,438 shares of our preferred stock as Series B-2 Convertible Preferred Stock (“Series B-2”) with a par value of $0.001. Series B -2 have no liquidation or dividend preferences. Each share of Series B-2 has voting rights equal to the amount of shares of common stock the Series A is convertible to and is convertible on a 1 to 1 common share basis and shall automatically be converted into common shares up the Public Offering Closing. As of December 31, 2022 and 2021, there are no shares of Series B-2 issued and outstanding.

Stock Warrants

The following table summarizes the stock warrant activity for the years ended December 31, 2022 and 2021:

Weighted Average
Exercise Price
	Warrants	Per Share
Outstanding, December 31, 2020	78,750	$0.50
Granted	–	–
Exercised	–	–
Forfeited	–	–
Outstanding, December 31, 2021	78,750	0.50
Granted	–	–
Exercised	–	–
Forfeited	–	–
Outstanding, December 31, 2022	78,750	$0.50

F-11

As of December 31, 2022 and 2021 the outstanding and exercisable warrants have a weighted average remaining term of 0.63 and 1.63 years with no intrinsic value, respectively.

Note 8. Income Tax

The Company is subject to United States federal income taxes at an approximate rate of 21%. The reconciliation of the provision for income taxes at the United States federal statutory rate compared to the Company’s income tax expense as reported is as follows:

	Year Ended	Year Ended
	December 31,	December 31,
	2022	2021
Income tax benefit computed at the statutory rate	$282,000	$191,000
Tax effect of:
Non-deductible expenses	(45,000)	(146,000)
Change in valuation allowance	(237,000)	(45,000)
Provision for income taxes	$–	$–

Significant components of the Company’s deferred tax assets and liabilities after applying enacted corporate income tax rates are as follows:

	As of	As of
	December 31,	December 31,
	2022	2021
Deferred income tax assets
Net operating losses	$282,000	$45,000
Valuation allowance	(282,000)	(45,000)
Net deferred income tax assets	$–	$–

The Company has an operating loss carry forward of approximately $1,347,000.

Note 9. Subsequent Events

On February 24, 2023, the Board approved the issuance of 30,000 shares of the Company common stock to consultants for services.

Subsequent to December 31, 2022, the Company issued 1,600,000 shares of common stock at $0.40 per share and collected $640,000.

On May 1, 2023, the Company amended their articles of incorporation to increase the authorized B-1 preferred shares to 8,619,420 shares.

On May 2, 2023, the Board approved  an addendum to the Share Exchange Agreement previously entered into on August 1, 2022, between the Company, Metalanguage, and Saul Leal. The Addendum provided for the additional issuance of 1, 772,800 shares of common stock and issuance of 2,946,074 shares of Series B-1 Convertible preferred stock to the sole shareholder of Metalanguage who is also the CEO of the Company, Saul Leal.

F-12

OneMeta Inc.

(Formerly OneMeta AI)

Balance Sheets

(Unaudited)

	June 30, 2023	December 31, 2022

ASSETS
Current assets:
Cash	$623,078	$400,703
Accounts receivable	44,760	-
Total current assets	667,838	400,703

Noncurrent assets:
Software, net	881,570	1,077,475
Total noncurrent assets	881,570	1,077,475

Total assets	$1,549,408	$1,478,178

LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$320,312	$377,883
Accrued expenses, related party	535,379	442,435
Convertible notes payable, related party	221,990	221,990
Total current liabilities	1,077,681	1,042,308
Total liabilities	1,077,681	1,042,308

Commitments and contingencies

Mezzanine equity:
Series B-1 convertible preferred stock, $0.70798 redemption value, 8,855,511 shares authorized, 8,619,420 and 5,673,346 shares issued and outstanding, respectively	6,102,378	4,016,616

STOCKHOLDERS’ DEFICIT
Preferred stock, $0.001 par value, 50,000,000 shares authorized,
Series A preferred stock, $0.001 par value, 5,000,000 shares authorized, 2,068 issued and outstanding	2	2
Common stock, $0.001 par value, 500,000,000 shares authorized, 30,160,560 and 24,983,593 shares issued and outstanding, respectively	30,161	24,984
Additional paid in capital	26,137,940	24,156,001
Accumulated deficit	(31,798,754)	(27,761,733)
Total stockholders’ deficit	(5,630,651)	(3,580,746)
Total liabilities, mezzanine equity and stockholders’ deficit	$1,549,408	$1,478,178

The accompanying notes are an integral part of these unaudited financial statements.

F-13

OneMeta Inc.

(Formerly OneMeta AI)

Statements of Operations

For the three and six months ended June 30, 2023 and 2022

(Unaudited)

	Three months ended	Three months ended	Six months ended	Six months ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022

Revenue	$44,802	$301	$47,962	$1,101
Total revenue	44,802	301	47,962	1,101

Operating expenses:
Research and development	191,472	45,000	336,504	45,000
General and administrative	3,210,847	70,662	3,516,306	245,862
Advertising and marketing	29,178	-	89,785	-
Legal and professional	97,332	11,312	121,916	225,503

Total operating expenses	3,528,829	126,974	4,064,511	516,365

Loss from operations	(3,484,027)	(126,673)	(4,016,549)	(515,264)

Other expense:

Interest expense	(10,581)	(8,026)	(20,472)	(15,236)

Total other expense	(10,581)	(8,026)	(20,472)	(15,236)

Net loss	$(3,494,608)	$(134,699)	$(4,037,021)	$(530,500)

Net loss per common share:
Basic	$(0.12)	$(0.01)	$(0.15)	$(0.03)
Diluted	$(0.12)	$(0.01)	$(0.15)	$(0.03)

Weighted average common shares outstanding:
Basic	28,196,484	21,772,757	26,592,636	21,020,346
Diluted	28,196,484	21,772,757	26,592,636	21,020,346

The accompanying notes are an integral part of these unaudited financial statements.

F-14

OneMeta Inc.

(Formerly OneMeta AI)

Statements of Changes in Stockholders’ Deficit

For the six months ended June 30, 2023 and 2022

(Unaudited)

	Series B-1 Convertible Preferred Stock		Series A Preferred Stock		Common Stock		Additional	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	paid-in capital	Deficit	Total

Balance, December 31, 2022	5,673,346	$4,016,616	2,068	$2	24,983,593	$24,984	$24,156,001	$(27,761,733)	$(3,580,746)
Common shares issued for cash	-	-	-	-	437,500	437	174,563	-	175,000
Stock based compensation	-	-	-	-	30,000	30	11,970	-	12,000
Imputed interest	-	-	-	-	-	-	1,665	-	1,665
Net loss	-	-	-	-	-	-	-	(542,413)	(542,413)
Balance, March 31, 2023	5,673,346	4,016,616	2,068	2	25,451,093	25,451	24,344,199	(28,304,146)	(3,934,494)
Common shares issued for cash	-	-	-	-	2,936,667	2,937	1,005,063	-	1,008,000
Additional shares issued for prior year software acquisition	2,946,074	2,085,762	-	-	1,772,800	1,773	707,347	-	709,120
Stock based compensation	-	-	-	-	-	-	79,666	-	79,666
Imputed interest	-	-	-	-	-	-	1,665	-	1,665
Net loss	-	-	-	-	-	-	-	(3,494,608)	(3,494,608)
Balance, June 30, 2023	8,619,420	$6,102,378	2,068	$2	30,160,560	$30,161	$26,137,940	$(31,798,754)	$(5,630,651)

Balance, December 31, 2021	4,309,710	$3,051,189	2,068	$2	20,072,409	$20,073	$22,614,628	$(26,418,161)	$(3,783,458)
Common shares issued for cash	-	-	-	-	250,000	250	99,750	-	100,000
Stock based compensation	-	-	-	-	1,347,431	1,347	212,776	-	214,123
Imputed interest	-	-	-	-	-	-	1,665	-	1,665
Net loss	-	-	-	-	-	-	-	(395,801)	(395,801)
Balance, March 31, 2022	4,309,710	3,051,189	2,068	2	21,669,840	21,670	22,928,819	(26,813,962)	(3,863,471)
Common shares issued for cash	-	-	-	-	212,500	213	84,788	-	85,001
Imputed interest	-	-	-	-	-	-	1,665	-	1,665
Net loss	-	-	-	-	-	-	-	(134,699)	(134,699)
Balance, June 30, 2022	4,309,710	$3,051,189	2,068	$2	21,882,340	$21,883	$23,015,272	$(26,948,661)	$(3,911,504)

The accompanying notes are an integral part of these unaudited financial statements.

F-15

OneMeta Inc.

(Formerly OneMeta AI)

Statements of Cash Flows

For the six months ended June 30, 2023 and 2022

(Unaudited)

	June 30, 2023	June 30, 2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(4,037,021)	$(530,500)
Adjustment to reconcile net loss to cash used in operating activities:
Imputed interest	3,330	3,330
Additional shares issued for prior year software acquisition	2,794,882	-
Stock based compensation	91,666	214,123
Amortization	195,905	-
Net change in:
Accounts receivable	(44,760)	-
Accounts payable	124,425	(50,573)
Accrued expenses, related party	(89,052)	194,968

CASH FLOWS USED IN OPERATING ACTIVITIES	(960,625)	(168,652)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common shares	1,183,000	185,001

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	1,183,000	185,001

NET CHANGE IN CASH	222,375	16,349
Cash, beginning of period	400,703	7,347
Cash, end of period	$623,078	$23,696

SUPPLEMENTAL CASH FLOW INFORMATION

Cash paid on interest expense	$-	$-
Cash paid for income taxes	$-	$-

NON-CASH TRANSACTIONS
Expenses paid on the Company’s behalf	$181,996	$49,729

The accompanying notes are an integral part of these unaudited financial statements.

F-16

OneMeta Inc.

(Formerly OneMeta AI)

Notes to the Financial Statements

(Unaudited)

Note 1. Basis of Presentation

The accompanying unaudited interim financial statements of OneMeta Inc. (“we”, “our”, “OneMeta” or the “Company”) have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission (“SEC”) and should be read in conjunction with the financial statements and notes thereto contained in the Company’s fiscal 2022 financial statements. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for our interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements that would substantially duplicate the disclosure contained in the financial statements for fiscal 2022, have been omitted.

OneMeta was originally incorporated as Promotions on Wheels Holdings, Inc., a Nevada corporation, on July 3, 2006. On December 26, 2008, the name of the Company was changed to Blindspot Alert, Inc. On September 11, 2009, the Company’s name was changed to WebSafety, Inc. On March 23, 2021, the Company’s name was changed to VeriDetx Corp. On June 8, 2021, the Company’s name was changed to WebSafety, Inc. On July 10, 2022, the Company’s name was changed to OneMeta AI. On June 20, 2023, the Company’s name was changed to OneMeta Inc.

Note 2. Summary of Significant Accounting Policies

Use of Estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates in the accompanying financial statements involving the valuation of common stock and stock based compensation.

Related Parties

The Company follows ASC 850, “Related Party Disclosures,” for the identification of related parties and disclosure of related party transactions.

Fair Value of Financial Instruments

The Company’s financial instruments consist primarily of cash and accounts payable. The carrying values of these financial instruments approximate their respective fair values as they are short-term in nature or carry interest rates that approximate market rates.

Mezzanine equity

Where ordinary or preferred shares are determined to be conditionally redeemable upon the occurrence of certain events that are not solely within the control of the issuer, and upon such event, the shares would become redeemable at the option of the holders, they are classified as ‘mezzanine equity’ (temporary equity). The purpose of this classification is to convey that such a security may not be permanently part of equity and could result in a demand for cash, securities or other assets of the entity in the future.

F-17

Revenue Recognition

The Company recognizes revenue in accordance with ASC Topic 606, Revenue From Contracts With Customers, which was adopted on January 1, 2018 using the modified retrospective method, with no impact to the Company’s comparative financial statements. Revenues are recognized when control of the promised goods or services is transferred to the customer in an amount that reflects the consideration the Company expects to be entitled to in exchange for transferring those goods or services. Revenue is recognized based on the following five step model:

●	Identification of the contract with a customer
●	Identification of the performance obligations in the contract
●	Determination of the transaction price
●	Allocation of the transaction price to the performance obligations in the contract
●	Recognition of revenue when, or as, the Company satisfies a performance obligation

We enter into revenue arrangements in which a customer may purchase a combination of subscriptions, consulting services, training and education. Fully hosted subscription services (“SaaS”) allow customers to access hosted software during the contractual term without taking possession of the software.

We recognize revenue ratably over the contractual service term for hosted services that are priced based on a committed number of transactions where the delivery and consumption of the benefit of the services occur evenly over time, beginning on the date the services associated with the committed transactions are first made available to the customer and continuing through the end of the contractual service term. Over-usage fees and fees based on the actual number of transactions are billed in accordance with contract terms as these fees are incurred and are included in the transaction price of an arrangement as variable consideration. Revenue based on per-minute or per-word basis, where invoicing is aligned to the pattern of performance, customer benefit and consumption, are typically accounted for utilizing the “as-invoiced” practical expedient. Revenue for subscriptions sold as a fee per period is recognized ratably over the contractual term as the customer simultaneously receives and consumes the benefit of the underlying service.

Licenses for software may be purchased as a subscription for a fixed period of time or based on usage. Revenue from licenses is recognized at the point in time the software is available to the customer, provided all other revenue recognition criteria are met, and classified as revenue on our Statements of Operations. Our interpretation or translation services fees are based on a per-minute or per-word basis, are typically accounted for utilizing the “as-invoiced” practical expedient.

Our services are comprised primarily of fees related to training, and education for certain licenses that are recognized at a point in time. Training and education revenues are recognized as the services are performed.

Disaggregation of revenues

The Company disaggregates revenue between subscription and license revenue and training and education revenue.

	Three Months Ended June 30, 2023	Three Months Ended June 30, 2022	Six Months Ended June 30, 2023	Six Months Ended June 30, 2022
Subscription and license revenue	$41,202	$301	$41,287	$1,101
Training and education	3,600	-	6,675	-
Total revenue	$44,802	$301	$47,962	$1,101

Deferred Revenue

Deferred revenue includes service and support contracts and represents the undelivered performance obligation of agreements that are typically for one year or less. As of June 30, 2023 and 2022, deferred revenue was $0.

F-18

Basic and Diluted Loss Per Share

Basic loss per common share is computed by dividing the net loss available to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted loss per common share is determined using the weighted-average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents. In periods when losses are reported, the weighted-average number of common shares outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive. Accordingly, the number of weighted average shares outstanding, as well as the amount of net loss per share are presented for basic and diluted per share calculations for the six months ended June 30, 2023 and 2022, reflected in the accompanying statement of operations.

Recent Accounting Pronouncements

In June 2016, the FASB issued Accounting Standards Update No. 2016-13, Financial Instruments-Credit Losses: Measurement of Credit Losses on Financial Instruments. ASU 2016-13 requires measurement and recognition of expected credit losses for financial assets. In April 2019, the FASB issued clarification to ASU 2016-13 within ASU 2019-04, Codification Improvements to Topic 326, Financial Instruments-Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments, or ASU 2016-13. The guidance is effective for fiscal years beginning after December 15, 2022. The Company adopted this standard on January 1, 2023, which had no material impact on the Company’s financial statements.

Note 3. Going Concern

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which assumes that the Company will be able to meet its obligations and continue its operations for its next fiscal year. Realization values may be substantially different from carrying values as shown and these financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern. As of June 30, 2023, the Company had not yet achieved profitable operations and expects to incur further losses in the development of its business, all of which raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management has no formal plan in place to address this concern but considers that the Company will be able to obtain additional funds by equity financing and/or related party advances, however, there is no assurance of additional funding being available.

Note 4. Software

On June 30, 2022, the Company entered into an acquisition agreement with Metalanguage Corp. Per the acquisition agreement, the Company acquired all the shares of Metalanguage Corp. Per the acquisition agreement, the purchase price is comprised of $210,000 cash, 1,363,636 shares of Series B-1 convertible preferred shares and the right to receive contingent consideration in the form of equity. The contingent consideration for the acquisition is comprised of 1,363,637 shares of Series B-1 convertible preferred stock, which shall be held in escrow and will be issued upon the Company achieving sales of $5 million within 12 consecutive months prior to December 31, 2027. The day one contingent liability is $0 since the probability of achieving $5 million in sales within twelve consecutive months is low but will be re-evaluated in future periods.

The total purchase price for the acquisition was determined to be $1,175,427 which consisted of $210,000 cash paid and 1,363,636 shares of Series B-1 convertible preferred stock valued at the redemption value of $0.70798 per share with a fair value of $965,427. The Company concluded the purchase of a single set of assets qualified as an asset acquisition and all such acquisition costs have been capitalized as software on the balance sheet. The Company estimated the useful life of the software acquired and purchased to be 3 years. During the six months ended June 30, 2023, the Company recorded $195,905 of amortization expense related to the software. As of June 30, 2023 and December 31, 2022, the software balance, net of amortization was $881,570 and $1,077,475, respectively.

F-19

Note 5. Related Party Transactions

Accrued salary and interest

On August 1, 2022, the Company appointed Saul Leal as their new CEO. On September 1, 2022, the Company agreed to compensate Mr. Leal and Mr. Day $15,000 per month for their services.

During the six months ended June 30, 2023 and 2022, the Company recognized $180,000 and $120,000 of salary expense. As of June 30, 2023 and December 31, 2022, the Company accrued $470,000 and $387,000 of compensation, with accrued interest of $31,019 and $19,426, respectively.

Expense paid on the Company’s behalf

During the six months ended June 30, 2023 and 2022, Mr. Day paid $181,996 and $49,729 of expenses on the Company’s behalf and was repaid $189,139 and $39,396, respectively. As of June 30, 2023, the balance owed to Mr. Day was $6,611.

Convertible note – Founder note

Rowland Day, the Company’s prior CEO agreed to provide the necessary working capital for the Company’s business. At the end of each calendar quarter the convertible promissory note is adjusted based upon the funds provided. The convertible promissory note bears interest at 5% and is convertible into Series B-1 preferred stock at the rate of $0.10 per share. During the six months ended June 30, 2023 and 2022, this Company recorded imputed interest expense of $3,330. As of June 30, 2023 and December 31, 2022, the convertible note payable, related party principal balance was $221,990, with accrued interest of $27,749 and $22,198, respectively.

Note 6. Equity

The Company is currently authorized to issue up to 500,000,000 shares of common stock with a par value of $0.001. In addition, The Company is authorized to issue 50,000,000 shares of preferred stock with a par value of $0.001. The specific rights of the preferred stock, when so designated, shall be determined by the board of directors.

On May 1, 2023, the Company amended their articles of incorporation to increase the authorized B-1 preferred shares to 8,619,420 shares.

Common Stock

During the six months ended June 30, 2023, the Company issued 3,374,167 shares of common stock for cash and collected $1,183,000.

On March 31, 2023, the Company issuance of 30,000 shares of common stock to consultants for services provided that were valued at $12,000.

On May 2, 2023, the Board approved an addendum to the Share Exchange Agreement previously entered into on August 1, 2022, between the Company, Metalanguage, and Saul Leal. The Addendum provided for the additional issuance of 1,772,800 shares of common stock to the sole shareholder of Metalanguage who is also the CEO of the Company, Saul Leal.

Preferred Stock

Series A Convertible Preferred Stock

In April 2008, our board of directors designated 5,000,000 shares of our preferred stock as Series A Convertible Preferred Stock (“Series A”) with a par value of $0.001. Series A has liquidation and dividend preferences. Each share of Series A has voting rights equal to the amount of shares of common stock the Series A is convertible to and is convertible on a 1 to 1.25 common share basis. As of June 30, 2023 and December 31, 2022, there are 2,068 shares of Series A-1 issued and outstanding.

F-20

Series B-1 Convertible Preferred Stock

In October 2015, our board of directors designated 3,107,438 shares of our preferred stock as Series B-1 Convertible Preferred Stock (“Series B-1”) with the redemption value of $0.70798 per share. Series B -1 has liquidation and dividend preferences. Each share of Series B-1 has voting rights 3.2x (times) that of the number of votes that is equal to the number of common stock the series of preferred shares are convertible into. Each share is convertible on a 1 to 11 common share basis. Series B-1 preferred shares also include covenants requiring 51% of the outstanding votes of the series of stock to amend or repeal any incorporation documents that would alter the rights or preferences of Series B-1, alter the authorized number of shares of the series, create or issue any classes of preferred stock senior to the Series B-1, amend the company’s bylaws, or enter into a transaction that would result in a change in control. Series B-1 is included in mezzanine equity on the balance sheet, because it is convertible at the redemption value into a variable number of shares. On May 2, 2023, the Board approved an addendum to the Share Exchange Agreement previously entered into on August 1, 2022, between the Company, Metalanguage, and Saul Leal. The Addendum provided for the additional issuance of 2,946,074 shares of Series B-1 Convertible preferred stock to the sole shareholder of Metalanguage who is also the CEO of the Company, Saul Leal. As of June 30, 2023 and December 31, 2022, there are 8,619,420 and 5,673,346 shares of Series B-1 issued and outstanding, respectively.

Series B-2 Convertible Preferred Stock

In October 2015, our board of directors designated 3,107,438 shares of our preferred stock as Series B-2 Convertible Preferred Stock (“Series B-2”) with a par value of $0.001. Series B -2 have no liquidation or dividend preferences. Each share of Series B-2 has voting rights equal to the amount of shares of common stock the Series A is convertible to and is convertible on a 1 to 1 common share basis and shall automatically be converted into common shares up the Public Offering Closing. As of June 30, 2023 and December 31, 2022, there are no shares of Series B-2 issued and outstanding.

Stock Warrants

On June 15, 2023, the Company issued 250,000 common stock warrants in conjunction with a stock purchase agreement. The warrants have a 5-year term and an exercise price of $1.00. The common stock warrants were value at $79,666.The Company valued the warrants using the Black-Scholes model with the following key assumptions: fair value stock price, $0.40, Exercise price, $1.00, Term 5 years, Volatility 130.51%, and Discount rate 3.91% and a dividend yield of 0%.

The following table summarizes the stock warrant activity for the six months ended June 30, 2023:

		Weighted Average
		Exercise Price
	Warrants	Per Share
Outstanding, December 31, 2022	78,750	$0.50
Granted	250,000	1.00
Exercised	–	–
Forfeited	–	–
Outstanding, June 30, 2023	328,750	$0.88

As of June 30, 2023 the outstanding and exercisable warrants have a weighted average remaining term of 3.84 with no intrinsic value, respectively.

Note 7. Subsequent Events

Subsequent to June 30, 2023, the Company issued 25,000 shares of common stock at $0.40 per share and collected $10,000.

F-21